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                                   EXHIBIT 1

                            STOCK PURCHASE AGREEMENT



Please see attached.



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                            STOCK PURCHASE AGREEMENT
                 WITH RESPECT TO PACIFIC DUNLOP GNB CORPORATION


                              Dated as May 9, 2000


                                     between



                 Pacific Dunlop Holdings (USA) Inc., as Seller;


                                       and

                          Exide Corporation, as Buyer.




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                                TABLE OF CONTENTS


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ARTICLE 1.DEFINITIONS.............................................................................................1
         Section 1.1.      Definitions............................................................................1

ARTICLE 2.PURCHASE AND SALE.......................................................................................7
         Section 2.1.      Purchase and Sale of Shares............................................................7
         Section 2.2.      Purchase Price.........................................................................7

ARTICLE 3.CLOSING.................................................................................................8
         Section 3.1.      Closing................................................................................8
         Section 3.2.      Documents to be Delivered to Buyer.....................................................8
         Section 3.3.      Documents to be Delivered to Seller....................................................9
         Section 3.4.      Form of Documents......................................................................9

ARTICLE 4.REPRESENTATIONS AND WARRANTIES REGARDING SELLER........................................................10
         Section 4.1.      Organization..........................................................................10
         Section 4.2.      Power and Authority...................................................................10
         Section 4.3.      Agreement Binding.....................................................................10
         Section 4.4.      Absence of Conflicts..................................................................10
         Section 4.5.      No Litigation.........................................................................11
         Section 4.6.      Title to Shares.......................................................................11
         Section 4.7.      No Advisor............................................................................11
         Section 4.8.      Investment Representation.............................................................11

ARTICLE 5.REPRESENTATIONS AND WARRANTIES REGARDING PDGNB AND/OR ITS SUBSIDIARIES.................................11
         Section 5.1.      Organization..........................................................................11
         Section 5.2.      Capitalization........................................................................12
         Section 5.3.      Subsidiaries and Investments..........................................................12
         Section 5.4.      Absence of Conflicts..................................................................13
         Section 5.5.      No Litigation.........................................................................13
         Section 5.6.      No Violation..........................................................................13
         Section 5.7.      Operations Since June 30, 1999........................................................13
         Section 5.8.      Taxes.................................................................................15
         Section 5.9.      Title to Assets.......................................................................18
         Section 5.10.     Real Property.........................................................................18
         Section 5.11.     Personal Property.....................................................................19
         Section 5.12.     Personal Property Leases..............................................................19
         Section 5.13.     Governmental Permits..................................................................19
         Section 5.14.     Intellectual Property.................................................................20


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
         Section 5.15.     Employee Agreements and Plans.........................................................20
         Section 5.16.     Employee Relations....................................................................23
         Section 5.17.     Commercial Contracts..................................................................24
         Section 5.18.     Status of Contracts...................................................................25
         Section 5.19.     Environmental Matters.................................................................25
         Section 5.20.     Insurance.............................................................................27
         Section 5.21.     Product Warranties....................................................................27
         Section 5.22.     Bank Accounts.........................................................................28
         Section 5.23.     Accounts and Records..................................................................28
         Section 5.24.     No Misrepresentation..................................................................28
         Section 5.25.     Sufficiency of Assets.................................................................28
         Section 5.26.     Powers of Attorney....................................................................28

ARTICLE 6.REPRESENTATIONS AND WARRANTIES OF BUYER................................................................28
         Section 6.1.      Organization..........................................................................28
         Section 6.2.      Power and Authority...................................................................28
         Section 6.3.      Agreement Binding.....................................................................29
         Section 6.4.      Absence of Conflicts..................................................................29
         Section 6.5.      Investment Representation.............................................................29
         Section 6.6.      No Advisor............................................................................29
         Section 6.7.      Capitalization........................................................................30
         Section 6.8.      SEC Reports...........................................................................30
         Section 6.9.      Undisclosed Liabilities...............................................................30
         Section 6.10.     Litigation............................................................................30
         Section 6.11.     No Misrepresentation..................................................................31

ARTICLE 7.ACTIONS PRIOR TO THE CLOSING DATE......................................................................31
         Section 7.1.      Preserve Accuracy of Representations and Warranties...................................31
         Section 7.2.      Approvals.............................................................................31
         Section 7.3.      Operations Prior to the Closing Date..................................................31
         Section 7.4.      Antitrust Law Compliance..............................................................32
         Section 7.5.      Intercompany Agreements...............................................................32
         Section 7.6.      Tax Sharing Agreement.................................................................32
         Section 7.7.      Notification of Changes...............................................................32
         Section 7.8.      General...............................................................................32
         Section 7.9.      Preservation of Business..............................................................32

ARTICLE 8. CONDITIONS TO CLOSING.................................................................................33
         Section 8.1.      Conditions to the Obligations of the Buyer............................................33
         Section 8.2.      Conditions to the Obligations of Seller...............................................34

ARTICLE 9.TERMINATION............................................................................................35
         Section 9.1.      Termination...........................................................................35


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         Section 9.2.      Notice of Termination.................................................................36
         Section 9.3.      Effect of Termination.................................................................36

ARTICLE 10.EXCLUSIVITY OF REMEDY.................................................................................36
         Section 10.1.     Indemnification by Seller.............................................................36
         Section 10.2.     Indemnification by Buyer..............................................................36
         Section 10.3.     Exclusivity of Remedy.................................................................36

ARTICLE 11.ADDITIONAL AGREEMENTS OF THE PARTIES..................................................................37
         Section 11.1.     Taxes.................................................................................37
         Section 11.2.     Proceeds of Environmental Remediation Rights..........................................40
         Section 11.3.     Employee Benefit Plan Reports.........................................................40
         Section 11.4.     Insurance Matters.....................................................................40

ARTICLE 12.GENERAL PROVISIONS....................................................................................41
         Section 12.1.     Notices...............................................................................41
         Section 12.2.     Confidential Information..............................................................42
         Section 12.3.     No Public Announcement................................................................42
         Section 12.4.     Entire Agreement; Amendments..........................................................43
         Section 12.5.     Successors and Assigns................................................................43
         Section 12.6.     Interpretation........................................................................43
         Section 12.7.     Waivers...............................................................................44
         Section 12.8.     Expenses..............................................................................44
         Section 12.9.     Partial Invalidity....................................................................44
         Section 12.10.    Execution in Counterparts.............................................................44
         Section 12.11.    Governing Law.........................................................................44
         Section 12.12.    Further Assurances and Cooperation....................................................44
         Section 12.13.    No Reliance...........................................................................45
         Section 12.14.    Disclosure Schedules..................................................................45
         Section 12.15.    Name Change...........................................................................45


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                                    SCHEDULES


1.1      Permitted Encumbrances
5.1      Organization
5.3      Subsidiaries and Investments
5.4      Absence of Conflicts
5.5      No Litigation
5.6      No Violation
5.7(A)   Operations Since June 30, 1999
5.7(B)   Operations Since June 30, 1999
5.8(D)   Taxes
5.8(E)   Taxes
5.8(L)   Taxes
5.8(M)   Taxes
5.8(N)   Taxes
5.8(O)   Taxes
5.8(P)   Taxes
5.8(Q)   Taxes
5.8(R)   Taxes
5.9      Title to Assets
5.10(A)  Owned Real Property
5.10(B)  Leased Real Property
5.11     Personal Property
5.12     Personal Property Leases
5.13(A)  Governmental Permits
5.13(B)  Governmental Permits
5.14(A)  Intellectual Property
5.14(B)  Intellectual Property
5.14(C)  Intellectual Property
5.15(A)  Employee Agreements and Plans
5.15(B)  Employee Agreements and Plans
5.15(C)  Employee Agreements and Plans
5.15(E)  Employee Agreements and Plans
5.15(F)  Employee Agreements and Plans
5.15(G)  Employee Agreements and Plan
5.15(I)  Employee Agreements and Plans
5.16(A)  Employee Relations
5.16(B)  Employee Relations
5.17     Commercial Contracts
5.18     Status of Contracts
5.19(A)  Environmental Matters


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5.19(B)  Environmental Matters
5.19(C)  Environmental Matters
5.19(D)  Environmental Matters
5.19(E)  Environmental Matters
5.19(F)  Environmental Matters
5.19(G)  Environmental Matters
5.19(J)  Environmental Matters
5.20     Insurance
5.21     Product Warranties
5.22     Bank Accounts
6.4      Absence of Conflicts
7.3(B)   Operations Prior to Closing Date
7.5      Intercompany Agreements



                                    EXHIBITS

A        Terms of Standstill Agreement
B        Terms of Registration Rights Agreement


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                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT, dated as of May 9, 2000 (the "AGREEMENT") is executed by and between PACIFIC DUNLOP HOLDINGS (USA) INC., a corporation incorporated under the laws of the State of Delaware ("SELLER") and Exide Corporation, a corporation incorporated under the laws of the State of Delaware ("BUYER").

         WHEREAS, Seller owns all of the outstanding shares of capital stock of Pacific Dunlop GNB Corporation, a Delaware corporation ("PDGNB"); and

         WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the outstanding shares of capital stock of PDGNB all on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth Seller and Buyer agree as follows:


                                   ARTICLE 1.

                                   DEFINITIONS

         Section 1.1. DEFINITIONS. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

              "ACTION" means any lawsuit, arbitration, or regulatory, governmental or other proceeding or investigation whether at law or in equity.

              "ADJOINING PROPERTIES" shall mean all sites or locations other than the Real Property or the PRP Sites to which Contaminants have migrated from the Real Property through air, soil, surface water or groundwater.

              "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

              "AFFILIATED GROUP" means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law) of which PDGNB, any of its Subsidiaries or any of their Affiliates is or has been a member.

              "AGREEMENT" has the meaning specified in the first paragraph of this Agreement.

              "BUSINESS" means (i) the manufacturing, production and marketing of starting-lighting-ignition automotive and specialty batteries and supplying original equipment manufacturers and replacement market customers with batteries for passenger cars, light and heavy-duty trucks, golf carts, motorcycles, garden tractors and marine use and related activities; (ii) the manufacturing, production and marketing of batteries and allied products, parts and service for industrial applications; and (iii) battery recycling, lead smelting and refining, and oxide manufacturing; in each case, as conducted by PDGNB or a Subsidiary immediately prior to the Closing Date.

              "BUSINESS DAY" means a day other than Saturday, Sunday or a day on which United States national banks are closed.

              "BUYER" has the meaning specified in the first paragraph of this Agreement.

              "BUYER ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or required to be executed and delivered by Buyer under this Agreement.

              "BUYER SEC DOCUMENTS" has the meaning specified in Section 6.8.

              "BUYER SHARES" has the meaning specified in Section 2.2(b).

              "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., as currently amended, and any regulations promulgated thereunder.

              "CLEAN AIR ACT" means the Clean Air Act, 42 U.S.C. ss. 7401 et seq., as currently amended, and any regulations promulgated thereunder.

              "CLEAN WATER ACT" means the Federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251 et seq., as currently amended, and any regulations promulgated thereunder.

              "CLOSING" has the meaning specified in Section 3.1.

              "CLOSING DATE" has the meaning specified in Section 3.1.

              "CODE" means the Internal Revenue Code of 1986, as currently amended.

              "CONFIDENTIAL INFORMATION" has the meaning specified in Section 12.2.

              "CONTAMINANT" means (i) oil or other petroleum products, (ii) "hazardous wastes," as defined by RCRA, (iii) "hazardous substances," as defined by CERCLA, (iv) "toxic substances" regulated by TSCA, including, without limitation, polychlorinated biphenyls and asbestos;

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(v) "hazardous materials," as defined by the Hazardous Materials Transportation
Act, 49 U.S.C. Section 1802, (vi) radioactive materials, including those subject to the Atomic Energy Act, 42 U.S.C. Section 2011 et seq., and (vii) any other pollutant, chemical, or substance whose presence creates a hazard to human health or the environment, or a violation of any Environmental Law.

              "COORDINATING AGREEMENT" means that certain Coordinating Agreement dated of even date herewith between Buyer and Seller.

              "COURT ORDER" means any judgment, order, award or decree of any foreign, federal, state, or local court, tribunal or governmental agency and any award in any arbitration proceeding.

              "DB PLAN" has the meaning specified in Section 5.15(b).

              "DISCLOSURE SCHEDULES" means the Disclosure Schedules attached to and made a part of this Agreement, as modified pursuant to Section 5.7 of the Coordinating Agreement.

              "ELECTION CORPORATION" has the meaning specified in Section
11.1(g).

              "EMPLOYEE PLAN" has the meaning specified in Section 5.15(b).

              "ENCUMBRANCE" means any lien, charge, security interest, mortgage, pledge, power of sale, easement, encroachment, covenant, restriction on transfer or other restriction on or defect in title or other encumbrances.

              "ENVIRONMENTAL LAW" means all Requirements of Law relating to pollution or the regulation and protection of human health or the environment, including, without limitation, those regarding or relating to emissions, discharges, Releases or threatened Releases of Contaminants or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Contaminants.

              "EPCRA" means the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 et seq., as currently amended, and any regulations promulgated thereunder.

              "ERISA" has the meaning specified in Section 5.15(b).

              "EXCHANGE ACT" has the meaning specified in Section 6.8.

              "EXPENSES" means any and all reasonable expenses incurred in connection with investigating, defending or asserting any Action or overtly threatened Action (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, accountants and other professionals).



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              "FINAL CLOSING DATE BALANCE SHEET" has the meaning specified in the Coordinating Agreement.

              "FINANCIAL STATEMENTS" has the meaning specified in the Coordinating Agreement.

              "GNB" means GNB Technologies Inc. and GNB Industrial Battery Company.

              "GOVERNMENTAL BODY" means any foreign, United States, state, or local governmental authority, agency, or regulatory body.

              "GOVERNMENTAL PERMITS" has the meaning specified in Section
5.13(a).

              "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

              "INTELLECTUAL PROPERTY" has the meaning specified in Section 5.14(a).

              "INTERCOMPANY AGREEMENTS" means agreements between PDGNB or a Subsidiary and an Affiliate of PDGNB other than PDGNB and any Subsidiary.

              "INTERIM PERIOD" has the meaning specified in Section 11.1(b).

              "INSURANCE POLICY" has the meaning specified in Section 11.4.

              "INSURED CLAIMS" has the meaning specified in Section 11.4.

              "IRS" means the Internal Revenue Service.

              "JUNE 30, 1999 BALANCE SHEET" has the meaning specified in the Coordinating Agreement, including the notes to such balance sheet.

              "KNOWLEDGE OF THE SELLER" or similar phrases means matters actually known to: Thomas Minner, Thomas Smith, Tom O'Hare, Mitchell Bregman, Malli Rao, Andy Savage. Barbara Hatcher or John Bondy.

              "KNOWLEDGE OF THE SELLER REGARDING ENVIRONMENTAL MATTERS" or similar phrases means matters actually known to Jerry Cooper, Larry Eagan, Steve Emmons, Barbara Hatcher, Richard Thompson, Thomas Minner and Dave Wesley.

              "LEASED REAL PROPERTY" has the meaning specified in Section
5.10(b).



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              "LOSSES" means losses, obligations, liabilities, settlement payments, awards, judgments, fines, assessments, penalties, and damages.

              "MARCH 31, 2000 BALANCE SHEET" has the meaning specified in the Coordinating Agreement, including the notes to such balance sheet.

              "MATERIAL ADVERSE EFFECT" means any event, occurrence or condition (other than as a result of general economic conditions or events or conditions affecting the automotive and industrial battery industry as a whole) which has, or could reasonably be expected to have, a material adverse effect on the financial condition, assets, results of operations, Business, or operations of the Subsidiaries, taken as a whole.

              "MULTIEMPLOYER PLAN" has the meaning specified in Section 5.15(b).

              "OSHA" means the Occupational Safety and Health Act, 29 U.S.C.ss.ss.651 et seq., as currently amended, and all similar foreign, state or local statutes and ordinances, and any regulations promulgated thereunder.

              "OWNED REAL PROPERTY" has the meaning specified in Section
5.10(a).

              "PDGNB" has the meaning specified in the second paragraph of this Agreement.

              "PDGNB AGREEMENTS" has the meaning specified in Section 5.18.

              "PENSION PLAN" has the meaning specified in Section 5.15(b).

              "PERMITTED ENCUMBRANCES" means the Encumbrances specifically set forth on Schedule 1.1 hereto.

              "PERSON" means any individual, corporation, partnership, limited liability company or corporation, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Body.

              "PRE-CLOSING PERIOD" has the meaning specified in Section 11.1(b).

              "PRP SITES" shall mean all sites identified on Schedule 5.19(J) (as such Schedule is updated by Seller from time to time in its sole discretion prior to the Closing Date) and all other sites (other than the Real Property and the Adjoining Properties) with respect to which PDGNB, a Subsidiary, or any of their successors or assignees have or may have liability under any Environmental Law.

              "PURCHASE PRICE" has the meaning specified in Section 2.2.




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              "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C.
ss.ss. 6901 et seq., as currently amended, and any regulations promulgated thereunder.

              "REAL PROPERTY" has the meaning specified in Section 5.10(b).

              "REGISTRATION RIGHTS AGREEMENT" has the meaning specified in
Section 8.1(i).

              "RELEASE" includes any and all spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, and any other means by which a substance may be introduced into or travel through the environment.

              "REMEDIAL ACTION" shall include all actions required by a Court Order or otherwise by a Governmental Body to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any other way address Contaminants, (ii) prevent or minimize a Release or threatened Release of Contaminants, or (iii) any other actions, including removal, remedial or other response actions as defined in Section 9601 of the Comprehensive Environmental Response, Compensation and Liability Act.

              "REQUIREMENTS OF LAW" means any foreign, federal, state or local law, statute, regulation, code or ordinance of any Governmental Body currently in effect.

              "ROW AGREEMENTS" has the meaning specified in the Coordinating Agreement.

              "ROW BUSINESS ALLOCATION" means the cash portion of the Purchase Price (for this purpose, as such term is defined in the Coordinating Agreement) allocated to each of the ROW Agreements as initially prepared by Buyer and as agreed to by Seller. Buyer shall deliver such allocation calculation to Seller by June 5, 2000. If Seller objects to Buyer's allocation, Buyer and Seller shall work in good faith to promptly resolve such disagreement, and to the extent that the parties cannot resolve such disagreement, the disagreement shall be submitted to a mutually agreed independent appraiser for determination of the allocation in accordance with applicable law, which determination shall be binding on both Seller and Buyer. The costs of such dispute resolution shall be borne equally by both Buyer and Seller.

              "SAVANNA SITES" mean all PRP Sites and the Owned Real Property located in Savanna, Illinois and Tampa, Florida more fully described at items 2 and 4 of Schedule 5.10(A) of the Disclosure Schedules that contain an "R-C" notation at the top of each page.

              "SECTION 338(h)(10) ELECTION" has the meaning specified in Section 11.1(g).

              "SELLER" has the meaning specified in the first paragraph of this Agreement.

              "SELLER ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or required to be executed and delivered by the Seller under this Agreement.



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              "SHARES" has the meaning specified in Section 2.1.

              "SHORT PERIOD" has the meaning specified in Section 11.1(b).

              "STANDSTILL AGREEMENT" has the meaning specified in Section
8.1(i).

              "SUBSIDIARY" has the meaning specified in Section 5.3.

              "TAX" (and, with correlative meaning, "TAXES" and "TAXABLE") means any federal, state, county, local or foreign income, alternative or add-on minimum, gross income, gross receipts, capital gains, capital, property, sales, use, transfer, license, excise, premium, lease, estimated, environmental, registration, value added, stamp, real property, franchise, employment, payroll, wage, withholding or minimum tax, ad valorem, or customs duty and any other similar taxes or governmental charges, fees, levies, assessments or liabilities of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, and includes any interest, penalty or fine, or addition to tax imposed by any Governmental Body.

              "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

              "TSCA" means the Toxic Substance Control Act of 1976, 15 U.S.C.ss.ss.2601 et seq., as currently amended, and any regulations promulgated thereunder.

              "WELFARE PLAN" has the meaning specified in Section 5.15(b).

                                   ARTICLE 2.

                                PURCHASE AND SALE

         Section 2.1. PURCHASE AND SALE OF SHARES. On the terms and subject to the conditions of this Agreement, on the Closing Date, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from Seller, two thousand, one hundred and forty (2,140) shares of common stock of PDGNB and sixty-six thousand, two hundred and seventy-three (66,273) shares of Series A Cumulative Redeemable Preferred Stock of PDGNB, constituting all of the issued and outstanding shares of capital stock of PDGNB (collectively, the "Shares").

         Section 2.2. PURCHASE PRICE. The consideration for the Shares (the "PURCHASE PRICE") shall be:




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

              (a) Three Hundred and Thirty-Three Million United States Dollars (US $333,000,000) less the ROW Business Allocation; and

              (b) Four Million (4,000,000) shares of the Buyer's Common Stock, par value $.01 per share, such number to be equitably adjusted to reflect any stock dividend, stock split or similar action between the date hereof and the Closing (the "BUYER SHARES"); and

         At the Closing, Buyer shall pay the cash portion of the Purchase Price to Seller by wire transfer of immediately available funds to such bank account as Seller shall direct in writing at least three business days prior to the Closing. After Closing, the cash portion of the Purchase Price shall be adjusted pursuant to the Coordinating Agreement.

                                   ARTICLE 3.

                                    CLOSING

         Section 3.1. CLOSING. The closing of the purchase and sale of the Shares (the "CLOSING") shall be consummated at 10:00 a.m. local time on the last business day of the month in which the last of the conditions specified in
Article 8 is satisfied or waived, at the offices of Gardner, Carton & Douglas at 321 North Clark Street, in Chicago, Illinois, or at such other time or place as shall be agreed upon by Seller and Buyer. Notwithstanding the foregoing, if the date upon which the last of the conditions specified in Article 8 is satisfied or waived is five (5) or fewer Business Days before the last day of the month, then the Closing shall be consummated on the fifth (5th) Business Day following the date upon which the last of such conditions was satisfied or waived, or such other date as may be agreed upon by Buyer and Seller. The time and date on which the Closing is actually held is referred to herein as the "CLOSING DATE." The Closing shall be effective as of the close of business on the Closing Date.

         Section 3.2. DOCUMENTS TO BE DELIVERED TO BUYER. At the Closing, Seller shall deliver to Buyer:

              (a) certificates representing the Shares free and clear of all Encumbrances, which certificates shall be duly endorsed to Buyer or accompanied by duly executed stock powers in form satisfactory to Buyer;

              (b) a copy of the certificate of incorporation of Seller and PDGNB and each Subsidiary, each certified as of a recent date by the Secretary of State of Delaware;

              (c) a certificate of good standing of Seller and PDGNB and each Subsidiary, each issued as of a recent date by the Secretary of State of Delaware;

              (d) a closing certificate of Seller in a form reasonably satisfactory to Buyer;



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

              (e) a certificate of the secretary or an assistant secretary of Seller in a form reasonably satisfactory to Buyer, dated the Closing Date, certifying as to: (i) Seller's and the Subsidiaries' bylaws; (ii) the resolutions of Seller's board of directors, authorizing the execution and performance of this Agreement, the Seller Ancillary Agreements, and the transactions contemplated hereby; and (iii) incumbency and signatures of its officers executing this Agreement and any Seller Ancillary Agreement;

              (f) a certification, dated not more than 30 days prior to the Closing Date, issued by PDGNB pursuant to Treasury Regulation Section 1.897-2(h) that the stock of PDGNB is not a "United States real property interest" as defined in Section 897 of the Code;

              (g) resignations of each of the directors and officers of PDGNB and the Subsidiaries effective as of the Closing Date; and

              (h) such other certificates and documents as Buyer or its counsel may reasonably request.

         Section 3.3. DOCUMENTS TO BE DELIVERED TO SELLER. At the Closing, Buyer shall deliver to Seller:

              (a) a copy of the certificate of incorporation of Buyer, certified as of a recent date by the Secretary of State of Delaware;

              (b) a certificate of good standing of Buyer, issued as of a recent date by the Secretary of State of Delaware;

              (c) a closing certificate of Buyer in a form reasonably satisfactory to Seller;

              (d) a certificate of the secretary or an assistant secretary of Buyer in a form reasonably satisfactory to Seller dated the Closing Date, certifying as to: (i) Buyer's bylaws, (ii) the resolutions of Buyer's board of directors, authorizing the execution and performance of this Agreement, the Buyer Ancillary Agreements, and the transactions contemplated hereby; and (iii) incumbency and signatures of its officers executing this Agreement and any Buyer Ancillary Agreement;

              (e) certificates registered in the name of Seller representing the Buyer Shares, free and clear of all Encumbrances except those imposed under applicable securities laws and under the Standstill Agreement and the Registration Rights Agreement; and

              (f) such other certificates and documents as Seller or its counsel may reasonably request.

         Section 3.4. FORM OF DOCUMENTS. The documents and instruments referred to in Sections 3.2 and 3.3 shall be satisfactory as to form to counsel for the party to whom they are delivered.

                                   ARTICLE 4.

                 REPRESENTATIONS AND WARRANTIES REGARDING SELLER

Seller represents and warrants to Buyer as follows:

         Section 4.1. ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         Section 4.2. POWER AND AUTHORITY. Seller has the full corporate power and authority to execute and deliver this Agreement and the Seller Ancillary Agreements and to perform its obligations hereunder and thereunder. Seller's execution, delivery and performance of this Agreement and the Seller Ancillary Agreements has been duly authorized and approved by all necessary corporate action.

         Section 4.3. AGREEMENT BINDING. This Agreement has been, and the Seller Ancillary Agreements will be, duly executed and delivered by Seller and, assuming due authorization, execution, and delivery by Buyer, is and will be the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, subject to general principles of equity and except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to creditors' rights generally.

         Section 4.4. ABSENCE OF CONFLICTS. The execution, delivery and performance of this Agreement and the Seller Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, will not:

              (a) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation, or result in the termination of or result in the creation or imposition of any Encumbrance upon the Shares or any assets of PDGNB under, (i) any term or provision of the certificate of incorporation or bylaws of Seller or any Affiliate of Seller;
(ii) any note, instrument, contract, agreement, mortgage, indenture, lease, license, or franchise to which Seller or any Affiliate of Seller is a party or by which it or any of its assets is bound; (iii) any Court Order; or (iv) any Requirements of Law; except for any of the foregoing which, individually or in the aggregate is or are not likely to have a Material Adverse Effect or hinder or impair the consummation of the transactions contemplated hereby; or

              (b) require the approval, consent, authorization or act of, or the making by Seller or any Affiliate of Seller of any declaration, notification, filing or registration with any Person, except for: (i) any of the foregoing which, individually or in the aggregate, if not taken, is or are not likely to have a Material Adverse Effect, or materially hinder or impair the consummation of the transactions contemplated hereby; and (ii) the filing required under the HSR Act.

         Section 4.5. NO LITIGATION. There is no Action pending or, to the Knowledge of Seller, threatened which questions the legality or propriety of the transactions contemplated by this Agreement or the Seller Ancillary Agreements or which would impair the consummation of the transactions contemplated hereby or thereby.

         Section 4.6. TITLE TO SHARES. Seller has good, valid and marketable title to the Shares, free and clear of all Encumbrances, and has full right and power to vote and dispose of such Shares as contemplated herein. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any of the Shares (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of the Shares.

         Section 4.7. NO ADVISOR. Neither Seller nor any of its Affiliates nor any Person acting on its or their behalf, has retained any advisor, broker, investment banker or financial advisor in connection with this Agreement or any transaction contemplated hereby for which Buyer or PDGNB or any Subsidiary may be liable.

              Section 4.8. INVESTMENT REPRESENTATION. Seller is acquiring the Buyer Shares for investment and not with a view to the distribution thereof or dividing all or any part of its interest therein with any other Person.


                                   ARTICLE 5.

              REPRESENTATIONS AND WARRANTIES REGARDING PDGNB AND/OR
                                ITS SUBSIDIARIES

Seller represents and warrants to Buyer as follows:

         Section 5.1. ORGANIZATION. PDGNB and each of its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has delivered to Buyer complete and correct copies of PDGNB's and each of its Subsidiaries' certificate of incorporation and bylaws and amendments thereto as in effect on the date hereof, together with the minute books of PDGNB and each of its Subsidiaries. Such certificates of incorporation and bylaws are in full force and effect. Neither PDGNB nor any of its Subsidiaries is in violation of any provision of its certificate of incorporation or bylaws. Each of PDGNB and its Subsidiaries is duly qualified or licensed to do business and is in good standing as a foreign corporation in each of the jurisdictions specified in Schedule 5.1. Neither PDGNB nor any of its Subsidiaries is required to be qualified or licensed to do business as a foreign corporation in any jurisdiction other than those specified in Schedule 5.1, except for those jurisdictions where the failure to so qualify is not likely to have a Material Adverse Effect or hinder or impair the ability of Seller to consummate the transactions contemplated by this Agreement or the Seller Ancillary Agreements. PDGNB does not have, and has not had, at any time prior to the date hereof, any operations, employees, or assets (other than the Shares). Each of the Subsidiaries has all requisite corporate power and authority to own or hold under lease its properties and assets and to carry on its business as currently conducted and to operate the properties and assets now being operated by it.

         Section 5.2. CAPITALIZATION. The authorized capital of PDGNB consists of ten thousand (10,000) shares of common stock, par value $.0l and seventy thousand (70,000) shares of Series A Cumulative Redeemable Preferred Stock, par value $.0l. There are two thousand, one hundred and forty (2,140) shares of the common stock of PDGNB issued and outstanding and sixty-six thousand, two-hundred and seventy-three (66,273) shares of Series A Cumulative Redeemable Preferred Stock of PDGNB issued and outstanding, all of which constitute the Shares. All of the Shares are owned by Seller. The Shares have been duly authorized and validly issued, are fully paid and non-assessable, and have not been issued in violation of any preemptive or other rights under applicable law, PDGNB's certificate of incorporation, or the terms of any subscription, option, warrant, right, agreement, commitment or Court Order to which PDGNB is a party, or by which it is bound. Neither PDGNB nor any of its Subsidiaries has any outstanding subscriptions, options, warrants, rights, agreements or other commitments granting to any Person any interest in or right to acquire any of their securities, including, without limitation, the Shares, or any interest therein. Neither PDGNB nor any of its Subsidiaries has issued any security convertible into, or exchangeable for, the Shares or other capital shares, and there is no voting trust or other agreement or understanding to which PDGNB or Seller is a party or by which either of them is bound with respect to the voting of the Shares. Neither PDGNB nor any of its Subsidiaries is under any obligation, whether contingent or otherwise, to issue or repurchase any of its capital shares or to share or make any dividend or distribution payments based on its revenues, profits or net income. All of the outstanding shares of capital stock of each Subsidiary of PDGNB are indirectly owned by Seller.

         Section 5.3.      SUBSIDIARIES AND INVESTMENTS.

              (a) PDGNB has no subsidiaries except as described on Schedule 5.3 (individually, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES"). Except for PDGNB's investment in the Subsidiaries and GNB Technologies Inc.'s investment in Compagnie Francaise d'Electro-Chime, neither PDGNB nor any Subsidiary owns, directly or indirectly, any stocks, bonds or securities or any equity or other proprietary interest in any Person.

              (b) The shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and have not been issued in violation of any preemptive or other rights under applicable law, such Subsidiary's certificate of incorporation, or the terms of any subscription, option, warrant, right, agreement, commitment or Court Order. There are no outstanding subscriptions, options, warrants, rights, agreements or other commitments granting to any Person any interest in or right to acquire any securities of any Subsidiary or any interest therein. No Subsidiary has issued any security convertible into, or exchangeable for, the capital shares of such Subsidiary, and there is no voting trust or other agreement or understanding with respect to the shares of any Subsidiary. No Subsidiary is under any obligation, whether contingent or otherwise, to issue or repurchase any of its capital shares or to share or make any dividend or distribution payments based on its revenues, profits or net income.

         Section 5.4. ABSENCE OF CONFLICTS. Except as set forth in Schedule 5.4, the execution, delivery, and performance of this Agreement and the Seller Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, will not:

              (a) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation, or result in the termination of, or result in the creation or imposition of any Encumbrance upon the shares or any assets of the Subsidiaries under: (i) any term or provision of the certificate of incorporation or bylaws of PDGNB or any Subsidiary, (ii) any note, instrument, contract, agreement, mortgage, indenture, lease, license, or franchise to which PDGNB or any Subsidiary is a party or by which any of them, or any of their assets, are bound; (iii) any Court Order; or (iv) any Requirements of Law; except for any of the foregoing which, individually or in the aggregate, is or are not likely to have a Material Adverse Effect or hinder or impair the consummation of the transactions contemplated hereby and thereby; or

              (b) require the approval, consent, authorization or act of, or the making by PDGNB or any Subsidiary of any declaration, notification, filing or registration with any Person, except, for any of the foregoing which, individually or in the aggregate, is or are not likely to have a Material Adverse Effect or materially hinder or impair the consummation of the transactions contemplated hereby and thereby.

         Section 5.5. NO LITIGATION. Except as set forth in Schedule 5.5: (a) there is no Action pending or, to the Knowledge of Seller, threatened against PDGNB or any Subsidiary or any of PDGNB's or any Subsidiary's assets; and (b) neither PDGNB nor any Subsidiary nor any of PDGNB's or any Subsidiary's assets is subject to any currently pending Court Order. Except as set forth in Schedule 5.5, to the Knowledge of Seller, there is no Action pending or threatened against any officer or director of PDGNB or any Subsidiary arising out of his or her service as an officer or director of PDGNB or a Subsidiary.

         Section 5.6. NO VIOLATION. Except as set forth in Schedule 5.6: (a) The Subsidiaries have complied and are in compliance with all Court Orders and Requirements of Law which are applicable to their businesses, and (b) PDGNB has complied and is in compliance with all Court Orders and Requirements of Law which are applicable to PDGNB, except, in either case, for such Requirements of Law as to which noncompliance is not likely to have a Material Adverse Effect.

         Section 5.7.      OPERATIONS SINCE JUNE 30, 1999.

              (a) Except as set forth in Schedule 5.7(A) or except as reflected in the March 31, 2000 Balance Sheet, since June 30, 1999, there has been no material adverse change in the business, operations, assets, financial condition or results of operations of PDGNB and the Subsidiaries taken as a whole.

              (b) Except as set forth in Schedule 5.7(B), or except as reflected in the March 31, 2000 Balance Sheet, since June 30, 1999, PDGNB and the Subsidiaries have conducted their businesses only in the ordinary course. Specifically, since June 30, 1999, except as set forth in Schedule 5.7(B), PDGNB and the Subsidiaries, taken collectively, have not:

                  (i)    made any material change in operations;

                  (ii) made any capital expenditure or entered into any contract or commitment therefor in excess of the capital expenditures disclosed in the "Fiscal Year 2000 Open Sanction Summary" attached to Schedule 5.7(B).

                  (iii) sold, leased (as lessor), assigned, transferred or otherwise disposed of, or imposed or suffered to be imposed any Encumbrance on, any assets, except for inventory and other personal or real property, sold, leased or otherwise disposed of for fair value in the ordinary course of business consistent with past practice and except for Permitted Encumbrances;

                  (iv) canceled any debts owed to or claims held (including the settlement of any Action) other than in the ordinary course of business consistent with past practice;

                  (v) created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money or entered into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13) or guaranteed any such indebtedness or leases of others or made any loans other than in the ordinary course of business consistent with past practice;

                  (vi) written off as uncollectible or accelerated or delayed collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected other than in the ordinary course of business consistent with past practice;

                  (vii) delayed or accelerated payment of any accounts payable or other liabilities beyond or in advance of their due date or the date when such liabilities would have been paid other than in the ordinary course of business consistent with past practice;

                  (viii) made any distribution of assets (including payments of cash) to any of its Affiliates (not including PDGNB or any Subsidiary) other than pursuant to agreements entered into in the ordinary course of business consistent with past practice or declared or paid any dividends (provided that Seller shall have the right to remove and retain all cash held by PDGNB or any Subsidiary), or redeemed, reclassified or purchased or otherwise acquired any shares of its capital stock or authorized or issued any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares;

                  (ix) entered into or, except as set forth in Schedule 5.15(A), amended any employment, severance or similar agreement or arrangement or made any increases in the wages, bonuses, and benefits of its employees (other than any increases made in the ordinary course of business consistent with past practice);

                  (x) waived any rights or settled any claims, except for such waivers or settlements granted or entered into in the ordinary course of business;

                  (xi)   made any change in any method of accounting;

                  (xii) suffered or incurred any damage, destruction, fire, explosion, accident, flood or other casualty loss or act of God (whether or not covered by insurance) to any material operating asset or group of operating assets;

                  (xiii) entered into or amended any purchase or sale contract outside the ordinary course of business;

                  (xiv) suffered any amendment, termination, suspension or revocation of, any Governmental Permit;

                  (xv) adopted any Employee Plan or amended or modified any already existing Employee Plan;

                  (xvi) amended their respective certificates of incorporation or bylaws;

                  (xvii) manufactured inventory in excess of its expected needs;
                         or

                  (xviii) where applicable, agreed to do any of the foregoing.

         Section 5.8. Taxes.

              (a) PDGNB and each of the Subsidiaries and their Affiliates, or their respective shareholders have accurately prepared and timely filed (including all extensions) all Tax Returns and each Affiliated Group has timely filed all income Tax Returns required to be filed with respect to each taxable period during which PDGNB or any of its Subsidiaries or any of their Affiliates was a member of the Affiliated Group.

              (b) All such Tax Returns have been prepared in compliance with applicable Requirements of Law and are true and correct and properly reflect the Taxes due for the periods covered thereby.

              (c) All Taxes due and payable by PDGNB or the Subsidiaries and their Affiliates and each Affiliated Group have been properly paid.

              (d) Except as disclosed in Schedule 5.8(D), none of PDGNB, any of the Subsidiaries or their affiliates or any Affiliated Group or their shareholders has waived any law or regulation fixing, or consented to the extension of, any period of time for assessment of any Taxes which waiver or consent is currently in effect nor been requested or been granted an extension of time for filing any Tax Return which has not yet been filed.

              (e) Except as disclosed in Schedule 5.8(E), there are no material elections, consents or agreements with tax authorities other than those reflected on tax forms filed by PDGNB, any of the Subsidiaries or their shareholders with tax authorities.

              (f) There are no outstanding balances of deferred gain or loss accounts related to deferred intercompany transactions with respect to PDGNB or the Subsidiaries under Sections 1.1502-13 or 1.1502-14 of the Treasury Regulations and no excess loss accounts as described in Treasury Regulation
Section 1.1502-19 and 1.1502-32 (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income tax law) with respect to PDGNB and the Subsidiaries.

              (g) Other than the Tax Sharing Agreement with the Pacific Dunlop Investments (USA) Inc. consolidated group, neither PDGNB nor any of the Subsidiaries is (or ever has been) a party to any tax sharing or tax allocation agreement, and has not assumed the tax liability of any other person under contract or agreed to indemnify any other Person with respect to Taxes.

              (h) There are no Encumbrances on any of the assets of PDGNB or any of the Subsidiaries with respect to Taxes, other than liens for Taxes which are not yet due and payable or for Taxes that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established.

              (i) The pre-Closing Date disposition of the stock of New Enpak, Inc. and Pacific Chloride, Inc. and any contribution to capital or settlement of intercompany debt of PDGNB or any Subsidiary prior to the Closing will have no Tax impact on PDGNB or the Subsidiaries and will not result in any Tax liability being imposed on PDGNB or any Subsidiary or an accrual of Tax liability on the Final Closing Date Balance Sheet.

              (j) The method of allocating income and deductions to PDGNB and the Subsidiaries complies with the principles set forth in Section 482 of the Code.

              (k) Buyer is not required to withhold tax on the purchase of the PDGNB stock by reason of Section 1445 of the Code. Seller is not a "foreign person" (as that term is defined in Section 1445 of the Code). Prior to the date of Closing, Seller will deliver to Buyer an affidavit dated as of the Closing and sworn under penalty of perjury, setting forth the names, addresses and federal tax identification numbers of Seller, PDGNB, an each Subsidiary stating that Seller, PDGNB, and each Subsidiary are not foreign persons within the meaning of Section 1445 of the Internal Revenue Code.

              (l) Except as set forth on Schedule 5.8(L), no deficiency or proposed adjustment (which has not settled or otherwise resolved) for (A) any amount of Tax has been proposed, asserted or assessed by any taxing authority against PDGNB, its Subsidiaries or their Affiliates or (B) any material amount of Tax has been proposed, asserted or assessed by any taxing authority against any Affiliated Group with respect to a taxable period during which PDGNB or any of its Subsidiaries or any of their Affiliates was a member of the Affiliated Group.

              (m) Except as set forth on Schedule 5.8(M), there is no action, suit, taxing authority proceeding or audit now in progress, pending or, to the Knowledge of Seller, threatened against or with respect to PDGNB, its Subsidiaries or their Affiliates or against or with respect to any Affiliated Group with respect to any income Taxes for a taxable period during which PDGNB or any of its Subsidiaries or any of their Affiliates was a member of the Affiliated Group.

              (n) Except as set forth on Schedule 5.8(N), no claim has ever been made by a taxing authority in a jurisdiction where PDGNB, its Subsidiaries or their Affiliates, respectively, do not file Tax Returns that such entity is or may be subject to Taxes assessed by such jurisdiction.

              (o) Except as set forth on Schedule 5.8(O), PDGNB, its Subsidiaries and their Affiliates will not be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, to include any adjustment in taxable income for any taxable period (or portion thereof) ending after the Closing Date, (B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, (C) as a result of any deferred intercompany gain described in Treasury Regulation Sections 1.1502-13 or former Treasury Regulations Section 1.1502-14 or any excess loss account described in Treasury Regulation Sections 1.1502-19 and 1.1502-32 (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income tax law), to include any item of income in taxable income for any taxable period (or portion thereof) ending after the Closing Date or (D) any installment sale made or prepaid income attributable to a taxable period ending on or prior to the Closing Date.

              (p) Except as set forth on Schedule 5.8(P), PDGNB, its Subsidiaries and their Affiliates have not made any payments, and are not and will not become obligated (under any contract entered into on or before the Closing Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local of foreign income Tax law).

              (q) Except as set forth on Schedule 5.8(Q), PDGNB, its Subsidiaries and their Affiliates have no obligation or liability for the payment of Taxes of any other Person, including, but not limited to the following, a liability of PDGNB, its Subsidiaries or their Affiliates for the payment of any Tax arising (A) as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto), (B) as a result from any expressed or implied obligation to indemnify another person, and (C) as a result from PDGNB, its Subsidiaries or their Affiliates succeeding to the Tax liability of any other person as a successor, transferee or otherwise.

              (r) Except as set forth on Schedule 5.8(R), neither PDGNB nor any of its Subsidiaries or any of their Affiliates has made any election under
Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law).

         Section 5.9. TITLE TO ASSETS. The Subsidiaries are the exclusive and absolute owners of and have good title to, or a valid leasehold interest to, all of the personal property in the United States, Canada, and Japan reflected in the June 30, 1999 Balance Sheet (other than the property in the United States, Canada, and Japan disposed of since the date of the June 30, 1999 Balance Sheet in the ordinary course of business consistent with past practice for fair value) in the amounts and categories reflected therein, and all personal property in the United States, Canada, and Japan acquired after the date of the June 30, 1999 Balance Sheet, free and clear of all Encumbrances, except for: (a) Permitted Encumbrances; (b) the lien of current taxes not yet due and payable, and (c) other exceptions disclosed in Schedule 5.9. Except as disclosed in
Schedule 5.9, the personal property that is utilized in the operation of the Subsidiaries' business is usable in the ordinary course of the Subsidiaries' business and conforms to all applicable statutes, ordinances and regulations relating to its construction, use and operation, except where such nonconformity is not likely to have a Material Adverse Effect.

         Section 5.10. REAL PROPERTY.

              (a) Schedule 5.10(A) contains a complete and accurate list, including a brief description of each parcel of real property currently owned by each Subsidiary (the "OWNED REAL PROPERTY") and a brief description of each option held by each Subsidiary to acquire any real property.

              (b) Schedule 5.10(B) sets forth a complete and accurate list, including a brief description of the material terms of all material leases, subleases or similar agreements providing for the use of real property under which each Subsidiary is lessee or sublessee of, or holds or operates, any real property owned by any third Person (the "LEASED REAL PROPERTY"). The Owned Real Property and the Leased Real Property are collectively referred to herein as the "REAL PROPERTY."

              (c) Each Subsidiary is the exclusive and absolute owner and has good and marketable title to the Owned Real Property owned by it and a good and valid leasehold interest in all of the Leased Real Property leased by it, free and clear of all Encumbrances except for Permitted Encumbrances. The occupation, possession and use of the Leased Real Property by each Subsidiary has not been disturbed and, to the Knowledge of Seller, no claim has been asserted or threatened which is adverse to the rights of such Subsidiary to the continued occupation, possession and use of the Leased Real Property, as currently utilized.

              (d) With respect to each such parcel of Owned Real Property, except as disclosed on Schedule 5.10(A): (i) there are no outstanding options or rights of first refusal of third parties with respect to the purchase, lease or use of any such property or any portion thereof or any interest therein (other than the right of Buyer pursuant to this Agreement); and (ii) the current use of the Owned Real Property does not violate in any material respect any instrument of record or agreement affecting such Owned Real Property.

         Section 5.11. PERSONAL PROPERTY. Schedule 5.11 contains a list of all machinery, equipment, and vehicles owned by the Subsidiaries having an original cost of one-hundred thousand United States dollars (US$100,000) or more.

         Section 5.12. PERSONAL PROPERTY LEASES. Schedule 5.12 contains a brief description of each lease or other agreement or right under which each Subsidiary is lessee of, or holds or operates, any machinery, equipment, or vehicle owned by a third Person, except those which are terminable by such Subsidiary without cost or penalty on 30 days' or less notice or which provide for annual rentals of less than one-hundred thousand United States dollars (US$ 100,000).

         Section 5.13.     GOVERNMENTAL PERMITS.

              (a) Except as disclosed in Schedule 5.13(A), each Subsidiary owns, holds or possesses all material licenses, certificates, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body which are necessary to entitle each Subsidiary to own or lease, operate and use its assets and conduct its operations substantially as currently operated (herein collectively called "GOVERNMENTAL PERMITS"). Notwithstanding the foregoing, Governmental Permits required under Environmental Laws are addressed solely in Section 5.19(b).

              (b) Except as set forth in Schedule 5.13(B): (i) each Subsidiary has fulfilled and performed its obligations under each of the Governmental Permits, except for such nonfulfillment or nonperformance which is not likely to have a Material Adverse Effect; and (ii) no written notice of cancellation, revocation, suspension, or default or of any dispute concerning any Governmental Permit has been received by any Subsidiary and, to the Knowledge of Seller, there is no basis for the issuance of such notice except as a result of the consummation of the transactions contemplated hereby or except as is not likely to have a Material Adverse Effect.

         Section 5.14. INTELLECTUAL PROPERTY.

              (a) Except as set forth on Schedule 5.14(A) there are no material patents, patent applications, trademarks or trademark registrations, service marks or service mark registrations, trade names, Internet domain names, corporate names, or any applications to register any of the foregoing, copyrights, licenses to or from any Person with respect to any of the foregoing, used by each Subsidiary or otherwise relating to the business substantially as currently conducted by each Subsidiary (collectively, the "INTELLECTUAL PROPERTY").

              (b) Each item constituting part of the Intellectual Property owned by PDGNB or any of its Subsidiaries has been, to the extent indicated in
Schedule 5.14(B), duly registered, filed or issued, as the case may be, as is indicated in Schedule 5.14(B), and such registrations, filings and issuances remain in full force and effect.

              (c) Except as set forth on Schedule 5.14(C), PDGNB and the Subsidiaries own and possess all right, title and interest in and to the Intellectual Property, and PDGNB and the Subsidiaries have not received written notice of any claim by any Person contesting the validity, enforceability, use or ownership of any Intellectual Property, patent disclosures or inventions or asserting that any Subsidiary is infringing the intellectual property of others.
Schedule 5.14(C) sets forth all technology (including Intellectual Property) owned by third parties and used by PDGNB and the Subsidiaries. To the Knowledge of Seller, except as set forth in Schedule 5.14(C), no Person is infringing the rights of any Subsidiary with respect to any Intellectual Property. PDGNB and each Subsidiary uses all reasonable efforts to protect its trade secrets.

         Section 5.15. EMPLOYEE AGREEMENTS AND PLANS.

              (a) Except as described in Schedule 5.15(A), neither PDGNB nor any Subsidiary is a party to or bound by any collective bargaining agreement, employment agreement, severance agreement, consulting, independent contractor or service agreement, deferred compensation agreement, confidentiality agreement or covenant not to compete which is material to its business.

              (b) For purposes of this Agreement, (i) "ERISA" means the Employee Retirement Income Security Act of 1974, as currently amended, and any regulations promulgated thereunder, (ii) the term "EMPLOYEE PLAN" includes any written pension, retirement, savings, disability, medical, dental, health, life (including, without limitation, any individual life insurance policy under which an employee of PDGNB or any Subsidiary is the named insured and as to which PDGNB or any Subsidiary makes premium payments, whether or not PDGNB or any Subsidiary is the owner, beneficiary or both of such policy), incentive, severance pay, death benefit, group insurance, profit-sharing, deferred compensation, stock option, stock purchase, bonus, capital accumulation plan, vacation pay, trust, contract, agreement, or policy (including, without limitation, any pension plan as defined in Section 3(2) of ERISA ("PENSION PLAN"), and any written welfare plan as defined in Section 3(1) of ERISA ("WELFARE PLAN")), whether or not any of the foregoing is funded or insured, which provides benefits to current or former employees of PDGNB or any Subsidiary, and to which PDGNB or any Subsidiary is a party or by which it (or any of its rights, properties or assets) is bound, and (iii) the term "DB PLAN" includes any Pension Plan that is subject to the pension benefit insurance provisions of Title IV of ERISA, or that is subject to Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA, and (iv) the term "MULTIEMPLOYER PLAN" includes any Pension Plan described at Section 4001(a)(3) of ERISA. Except as described in Schedule 5.15(B), (i) neither PDGNB nor any Subsidiary maintains and none of them is required to contribute to any Employee Plan on behalf of its employees; (ii) no current or former employees of PDGNB or any Subsidiary are covered under any Employee Plan; and (iii) each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter of the IRS stating that the plan meets the requirements of the Code and that the trust associated with the plan is tax-exempt under Section 50 1(a) of the Code and to the Knowledge of Seller, there is no reason why any such Employee Plan would no longer meet such requirements as currently in effect.

              (c) Except as disclosed on Schedule 5.15(C), neither PDGNB nor any Subsidiary sponsors, contributes to, or has any actual or potential liability or obligation under, any Multiemployer Plan or DB Plan, and neither PDGNB nor any Subsidiary is a guarantor of benefits under the Multiemployer Plan or DB Plan of any other company. PDGNB or a Subsidiary is a guarantor of benefits if such company could be liable either under a contractual guarantee or under a provision of law such as Section 4062(a) of ERISA.

              (d) Each Welfare Plan which is a group health plan (within the meaning of Section 5000(b)( 1) of the Code) complies in all material respects with, and has been maintained and operated in all material respects in accordance with, each of the health care continuation requirements of Section 162(k) of the Code as in effect for years beginning prior to 1989, Section 4980B of the Code for years beginning after December 31, 1988, and Part 6 of Title I, Subtitle B of ERISA.

              (e) Except as disclosed in Schedule 5.15(E), neither PDGNB nor any Subsidiary has any liabilities for post-retirement welfare benefits, including retiree medical benefits.

              (f) (i) Each Employee Plan, the administrator and fiduciaries of each Employee Plan, PDGNB and each Subsidiary have complied with the applicable requirements of ERISA (including, but not limited to, the fiduciary responsibilities imposed by Part 4 of Title I, Subtitle B of ERISA), the Code and any other applicable Requirements of Law governing each Employee Plan, except for such noncompliance as is not likely to have a Material Adverse Effect and (ii) each Employee Plan has at all times been properly administered in accordance with all such Requirements of Law, except for such impropriety as is not likely to have a Material Adverse Effect. Except as disclosed on Schedule 5.15(F), each Employee Plan has been maintained and administered in substantial compliance with its terms.

              (g) Except as disclosed on Schedule 5.15(G), neither PDGNB nor any Subsidiary is delinquent as to contributions or payments to or in respect of any Employee Plan as to which PDGNB or any Subsidiary is obligated to make contributions or payments, nor has PDGNB or any Subsidiary failed to pay any assessments made with respect to any such Employee Plan. All contributions, accruals and payments with respect to Employee Plans that are required to be made by PDGNB or any Subsidiary with respect to periods ending on or before the Closing Date (including periods from the first day of the then-current plan or policy year to and including the Closing Date) have been made or will be accrued before the Closing Date by PDGNB or any Subsidiary in accordance with the appropriate actuarial valuation report, plan documents, trust documents, insurance contracts or arrangements or Requirements of Law. None of the Employee Plans has any material unfunded liabilities which are not reflected in the Financial Statements.

              (h) With respect to each Employee Plan, there has not occurred, nor is any person contractually bound to enter into, any non-exempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA.

              (i) Neither PDGNB nor any Subsidiary has any liability under any "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA, maintained by PDGNB or any Subsidiary and covering current or former employees of PDGNB or any Subsidiary, that has been terminated and no employee pension benefit plan maintained by PDGNB or any Subsidiary has been the subject of a "reportable event" (within the meaning of Section 4043 of ERISA) as to which notices would be required to be filed with the Pension Benefit Guaranty Corporation, other than events reportable on Form 5310 of the IRS. Except as disclosed in Schedule 5.15(I), neither PDGNB nor any Subsidiary has withdrawn from any Multiemployer Plan or taken any action to do so. No action has been taken to terminate a DB Plan that would result in any current or future liability.

              (j) No proceeding by the Pension Benefit Guaranty Corporation to terminate any Pension Plan in accordance with Subtitle 1 of Title IV of ERISA has been instituted or, to the Knowledge of Seller, threatened.

              (k) Neither PDGNB nor any Subsidiary would incur more than Three Hundred Thousand Dollars (U.S.$300,000) of withdrawal liability in the event of the complete withdrawal by PDGNB or any Subsidiary (or by any other employer, assuming that PDGNB or any Subsidiary were required to satisfy the liability as guarantor or indemnitor of benefits) from all Multiemployer Plans, and could incur (directly or indirectly) no more than Three Hundred Thousand Dollars (U.S.$300,000) of liability under Multiemployer Plans as described in Seller's contracts with Transervice Logistics, Inc., taking into account all provisions of the Multiemployer Plans and related collective bargaining agreements that apply either now or as of the Closing to determine the withdrawal liability. Assuming a seven percent (7%) interest rate for purposes of calculating the liabilities associated with the GNB Pension Plan, the funded current liability percentage of the GNB Pension Plan, determined as of June 30, 1999 by the Plan's actuary under Code Section 4.12(1)(8), is not less than ninety-two percent (92%).

              (l) Prior to the Closing, with respect to each Employee Plan, PDGNB and each Subsidiary has provided Buyer or its representative a true and complete copy of the plan documents, a summary plan description, (and, if applicable, related trust documents) and all amendments thereto and written interpretations thereof together with (i) the three most recent annual reports prepared in connection with each such Employee Plan (Form 5500 including, if applicable, Schedule B thereto); (ii) the most recent IRS determination letter with respect to each Employee Plan designed to qualify under Code Section 401(a); (iii) all trust documents, insurance contracts or other funding arrangements; (iv) an actuarial study of any post-employment life or medical benefits provided, if any; and (v) the most recent actuarial report for each DB Plan. Benefits under any Employee Plan are as represented in such documents and have not been increased or modified (whether orally or in writing) subsequent to the dates of such documents.

              (m) No Person will become entitled to any bonus or payment from PDGNB or any Subsidiary by virtue of this Agreement or the consummation of the transactions contemplated hereby, which bonus or payment (i) is not adequately reflected and reserved on the June 30, 1999 Balance Sheet, or (ii) would constitute an "excess parachute payment" as described in Section 280G of the Code.

              (n) Except as previously disclosed above, neither PDGNB nor any of its Subsidiaries has any actual or potential material liability to the Pension Benefit Guaranty Corporation, the IRS or the Department of Labor or with respect to any multiemployer plan or other Pension Plan currently or previously maintained by members of the controlled group of companies (as defined in Section 414 of the Code) that includes PDGNB or any of its Subsidiaries and no condition exists that presents a material risk to PDGNB or any of its Subsidiaries of incurring such a liability.

         Section 5.16. EMPLOYEE RELATIONS.

              (a) Except as set forth in Schedule 5.16(A): (i) Each Subsidiary is in compliance with all applicable Requirements of Law with respect to labor and employment, including employment practices, employment verifications, terms and conditions of employment and wages, overtime pay, and hours, and OSHA except for such noncompliance as is not likely to have a Material Adverse Effect; (ii) neither PDGNB nor any Subsidiary has engaged in any unfair labor practice or illegally discriminated with regard to any aspect of employment on the basis of any legally prohibited category or classification; and (iii) with respect to employees and former employees who rendered services to, or participated in conduct or activities in connection with any Subsidiary, neither PDGNB nor any Subsidiary is liable for any arrears of wages, salaries or other payments.

              (b) Except as set forth in Schedule 5.16(B), there are no: (i) unfair labor practice charges or complaints pending or, to the Knowledge of Seller, threatened against PDGNB or any Subsidiary before the National Labor Relations Board; (ii) discrimination charges pending or, to the Knowledge of Seller, threatened against PDGNB or any Subsidiary before any federal, state or local agency or authority; (iii) complaints, charges or citations pending or, to the Knowledge of Seller, threatened against PDGNB or any Subsidiary under OSHA;
(iv) to the Knowledge of Seller, labor strike, stoppage, attempt to organize an unrepresented bargaining unit, attempt to decertify the recognized union or material controversies pending or threatened between PDGNB or any Subsidiary and its employees or any labor union or organization representing or claiming to represent such employees' interests; or (v) collective bargaining agreement currently being negotiated by PDGNB or any Subsidiary with respect to its employees.

         Section 5.17. COMMERCIAL CONTRACTS. Except as set forth in Schedule 5.17, neither PDGNB nor any Subsidiary is a party to or bound by:

              (a) any consignment, distributor, dealer, manufacturer's representative, sales agency, advertising representative or advertising or public relations contract or agreement which is reasonably anticipated by PDGNB or any Subsidiary to involve the payment of more than one-hundred thousand United States dollars (US$100,000) per year;

              (b) any contract, agreement or commitment regarding the sale or other disposition of products or services, or for the purchase of raw materials, products or services which is reasonably anticipated by PDGNB or any Subsidiary to involve the receipt or payment of more than one-hundred thousand United States dollars (US$100,000) per year;

              (c) any guarantee or indemnification agreement for the benefit of any Person made or given outside of the ordinary course of business;

              (d) any Tax sharing or Tax allocation agreement;

              (e) any contract, agreement or commitment which provides for the incurrence of indebtedness for borrowed money or capitalized lease obligations;

              (f) any partnership or joint venture agreement;

              (g) any material license of software or other intellectual property;

              (h) any agreement, contract or commitment relating to capital expenditures of an amount or value in excess of one hundred thousand United States dollars (US$100,000);

              (i) any agreement that restricts or purports to restrict the business activity of PDGNB or any Subsidiary or limits the ability of PDGNB or any Subsidiary to engage in any line of business or compete with any Person; or

              (j) any agreement that was not entered into in the ordinary course of business consistent with past practice and that involves annual payments in excess of one hundred thousand United States dollars ($100,000).

         Section 5.18. STATUS OF CONTRACTS. Except as set forth in Schedule 5.18 hereto: (a) each of the leases, contracts and other agreements listed in Schedules 5.10(B), 5.12, 5.14, 5.15 and 5.17 (collectively, the "PDGNB AGREEMENTS") constitutes a legal, valid and binding obligation of PDGNB or one of its Subsidiaries (subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles) and is in full force and effect; and (b) PDGNB or any Subsidiary (as the case may be) is not, nor, to the Knowledge of Seller, alleged to be, in material breach of, or material default under, any of the PDGNB Agreements nor, to the Knowledge of Seller, is any other party thereto in such breach or default and, to the Knowledge of the Seller, no event has occurred which the notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration of any of the PDGNB Agreements.

         Section 5.19. ENVIRONMENTAL MATTERS. Notwithstanding any other provision of this Agreement, this Section 5.19 contains the only representations or warranties of Seller with respect to Environmental Law or environmental matters, and no other statement in this Agreement or in any Seller Ancillary Agreement or in any other document or information delivered or given to or received by or on behalf of Buyer in connection with the transactions contemplated by this Agreement shall be deemed to be a representation or warranty relating to Environmental Law or environmental matters.

              (a) Except as set forth in Schedule 5.19(A), PDGNB and each Subsidiary is in compliance with all applicable Environmental Laws except for such noncompliance as is not likely to have a Material Adverse Effect.

              (b) Except as set forth on Schedule 5.19(B), each Subsidiary owns, holds or possesses all material Governmental Permits required under Environmental Laws necessary for the occupation and use of the Real Property and the operation of its business substantially as currently conducted. All Governmental Permits required under Environmental Laws that are currently owned, held, or possessed by each Subsidiary are listed in Schedule 5.19(B). Except as set forth on Schedule 5.19(B), the Subsidiaries are in compliance, and have for the past three (3) years complied, with all Governmental Permits except for such noncompliance as is not likely to have a Material Adverse Effect. Seller shall make commercially reasonable efforts to transfer or cause to be transferred to Buyer all such Governmental Permits at the Closing, including (i) giving notice to federal, state or local regulatory agencies with respect to the change in ownership or control or responsible officials at the Real Property, (ii) completing and submitting notices of termination, and (iii) to the extent not transferred by the Closing Date, shall cooperate fully with Buyer in obtaining the transfer of such Governmental Permits as promptly thereafter as possible.

              (c) Except as set forth in Schedule 5.19(C), neither PDGNB nor any Subsidiary is subject to any pending or, to the Knowledge of Seller Regarding Environmental Matters, threatened investigation by, order from, claim by, statutory request for information from, or continuing agreement with any Person respecting: (i) any violation of Environmental Law or Governmental Permits, (ii) any Remedial Action, or (iii) any claim of Losses and Expenses, in each case arising from the Release or threatened Release of a Contaminant or the presence of any Contaminant on, in, at or beneath the Real Property or the migration of any Contaminant onto or from the Real Property.

              (d) Except as set forth in Schedule 5.19(D), neither PDGNB nor any Subsidiary is subject to any pending or, to the Knowledge of Seller Regarding Environmental Matters, threatened judicial or administrative investigation, proceeding, order, notice of violation, judgment, decree or settlement with any continuing obligation alleging or relating to a violation of or liability under any Environmental Law or Governmental Permits.

              (e) Except as set forth in Schedule 5.19(E):


                  (i) Neither PDGNB nor any Subsidiary has reported a Release pursuant to Section 103(a) of CERCLA or Section 304 of EPCRA, or any analogous state or local law;

                  (ii) Neither PDGNB nor any Subsidiary has filed a notice pursuant to Section 103(c) of CERCLA;

                  (iii) Neither PDGNB nor any Subsidiary has filed a notice pursuant to Section 3010 of RCRA, indicating the generation of any hazardous waste, as that term is defined under 40 CFR Part 261 or any state analog thereto; or

                  (iv) To the Knowledge of Seller Regarding Environmental Matters, there has not been any disposal by any Subsidiary or Release of any Contaminants on, at, in, or beneath any Real Property.

              (f) Except as set forth in Schedule 5.19(F), neither PDGNB nor any Subsidiary has received written notice under CERCLA or any other Environmental Law to the effect that it is or may be liable to any Person as a result of the generation, storage, transportation, Release, arrangement for disposal or disposal of any Contaminants on, at or, in any Real Property.

              (g) Except as set forth in Schedule 5.19(G), to the Knowledge of Seller Regarding Environmental Matters, there are no underground storage tanks (whether active or abandoned) located at, in, or beneath the Real Property.

              (h) Except as disclosed in the Schedules to Section 5.19, to the Knowledge of Seller Regarding Environmental Matters, as of the Closing Date there is no condition existing on the premises constituting the Owned Real Property or Leased Real Property that will give rise to any liability of PDGNB or any Subsidiary under any Environmental Law.

              (i) Seller has made available to Buyer true and correct copies of all material environmental audits and consultant's reports relating to the past and current operations, properties and facilities of PDGNB and each Subsidiary, or any of their respective predecessors, which are in its possession or under its reasonable control.

              (j) To the Knowledge of Seller Regarding Environmental Matters, the sites identified on Schedule 5.19(J) constitute, and as such Schedule is updated by Seller from time to time in its sole discretion prior to the Closing Date, will constitute all PRP Sites as of the Closing Date. Notwithstanding any other provision of this Agreement, no representations and warranties are made or shall be deemed to apply to the Savanna Sites other than: (i) the representation and warranty contained in the first sentence of this Section 5.19(j), and (ii) the representations and warranties contained in Sections 5.10(a), (c), and (d)(i) as applied to the Owned Real Property included in the Savanna Sites.

         Section 5.20. INSURANCE. Seller has, and at all times has had, valid insurance coverage in respect of the Business against all risks normally insured against by persons in the same industry, underwritten by one or more well-established and reputable insurers or adequately capitalized Affiliates.
Schedule 5.20 contains a list of all insurance policies (specifying (i) the insurer, (ii) the amount of the coverage, (iii) the type of insurance, (iv) the policy number and (v) any currently pending claims thereunder) maintained by or on behalf of any Subsidiary on its properties, assets, business or personnel. No Subsidiary has failed to give any notice or present any claim under any insurance policy in due and timely fashion. All premiums due under the policies listed on Schedule 5.20 have been paid or accrued for on the Financial Statements and all such policies are in full force and effect and no notice of disallowance of any claim under any insurance policy, whether or not currently in effect, has been received by PDGNB or any Subsidiary. Other than (i) claims properly made against PDGNB or any Subsidiary in the ordinary course of business pursuant to insurance programs written on a retrospective rating basis, (ii) claims made as a result of premium audits relating to expired insurance policies, (iii) deductible claims relating to losses that are incurred but not reported, or losses that are known but not finally resolved, neither PDGNB nor any Subsidiary has any liability for or exposure to any premium expenses for expired policies and there are no current claims by PDGNB or any Subsidiary under any such policy as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

         Section 5.21. PRODUCT WARRANTIES. Each Subsidiary's unexpired, express product warranties with respect to products that it manufactures or sells or that it has heretofore manufactured or sold are described in Schedule 5.21. Except as set forth in Schedule 5.21, no Subsidiary has received written notice of any claim, and to the Knowledge of Seller there are no threatened claims against any Subsidiary, based on any product warranty (except claims outstanding as of June 30, 1999, not exceeding two hundred thousand United States dollars (US$200,000) in the aggregate).

         Section 5.22. BANK ACCOUNTS. Schedule 5.22 sets forth a list of all accounts, borrowing resolutions and deposit boxes maintained by PDGNB and each Subsidiary at any bank or other financial institution and the names of the persons authorized to effect transactions in such accounts and pursuant to such resolutions and with access to such boxes.

         Section 5.23. ACCOUNTS AND RECORDS. All the accounts, books, ledgers and financial and other material records of the Business have been maintained accurately and in accordance with generally accepted accounting practices.

         Section 5.24. NO MISREPRESENTATION. To the Knowledge of Seller, the representations and warranties of Seller contained in this Agreement, the Disclosure Schedules attached hereto, and the certificates and other instruments delivered by Seller pursuant hereto, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         Section 5.25. SUFFICIENCY OF ASSETS. PDGNB and the Subsidiaries own or lease or have the right to use all Real Property, buildings, machinery, equipment, intellectual property and other assets necessary for the conduct of the Business.

         Section 5.26. POWERS OF ATTORNEY. As of Closing, there will not be any outstanding powers of attorney executed on behalf of PDGNB or any Subsidiary other than with respect to the filing of taxes, customs and similar matters and intellectual property registrations.


                                   ARTICLE 6.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows.

         Section 6.1. ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which Buyer's operations require that it qualify to transact business as a foreign corporation, except for those jurisdictions where the failure to so qualify is not likely to have a material adverse effect on Buyer's business or financial condition or the ability of Buyer to lawfully consummate the transactions contemplated by this Agreement in all material respects.

         Section 6.2. POWER AND AUTHORITY. Buyer has the full corporate power and authority to execute and deliver this Agreement and the Buyer Ancillary Agreements, to perform its obligations hereunder and thereunder, and to own and lease its property and conduct its operations as currently conducted. Buyer's execution, delivery and performance of this Agreement has been duly authorized and approved by all necessary corporate action.

         Section 6.3. AGREEMENT BINDING. This Agreement has been and the Buyer Ancillary Agreements will be duly executed and delivered by Buyer, and assuming due authorization, execution and delivery by Seller, is and will be the legal, valid and binding obligations of Buyer enforceable in accordance with their respective terms, subject to general principles of equity and except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to creditors' rights generally.

         Section 6.4. ABSENCE OF CONFLICTS. Except as described in Schedule 6.4, the execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, will not:

              (a) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation, result in termination of or result in the creation or imposition of any Encumbrance under: (i) any term or provision of the certificate of incorporation or bylaws of Buyer, (ii) any note, instrument, contract, agreement, mortgage, indenture, lease, license, franchise, permit or other commitment to which Buyer is a party or by which it or any of its assets are bound, (iii) any Court Order, or (iv) any Requirements of Law; except in each case, for any of the foregoing which, individually or in the aggregate, is or are not likely to have a material adverse effect on Buyer or its business taken as a whole or hinder or impair the consummation of the transactions contemplated hereby; or

              (b) require the approval, consent, authorization or act of, or the making by Buyer of any declaration, notification, filing or registration with, any Person, except in each case, for: (i) any of the foregoing which, individually or in the aggregate, if not taken, is or are not likely to have a material adverse effect on the financial condition of Buyer or materially hinder or impair the consummation of the transactions contemplated hereby; and (ii) the filing required under the HSR Act.

         Section 6.5. INVESTMENT REPRESENTATION. Buyer is acquiring the Shares for investment and not with a view to the distribution thereof or dividing all or any part of its interest therein with any other Person.

         Section 6.6. NO ADVISOR. Neither Buyer nor any Person acting on its behalf has retained any advisor, broker, investment banker or financial advisor in connection with this Agreement or any transaction contemplated hereby for which Seller may be liable.

         Section 6.7. CAPITALIZATION. The authorized capital stock of Buyer consists of (i) 60,000,000 shares of common stock, par value $0.01 per share, of which 21,496,747 shares were issued and outstanding on May 5, 2000 and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share, none of which were issued or outstanding as of May 5, 2000. The issued and outstanding shares of Buyer's capital stock have been duly authorized and validly issued and are fully paid and non-assessable, with no personal liability attaching to the ownership thereof. The Buyer Shares have been duly authorized and, at the Closing will be validly issued, fully paid, nonassessable and not subject to preemptive or any other similar rights of others, and be free and clear of all Encumbrances except for those referred to in Section 3.3(e) and have no personal liability attaching to the ownership thereof.

         Section 6.8. SEC REPORTS. Except for the matters referred to in Buyer's Form 10-Q for the quarter ended January 2, 2000, the annual report on Form 10-K of Buyer for the fiscal year ended March 31, 1999, as filed under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and all other reports and proxy statements filed or required to be filed by Buyer subsequent to such report (collectively, the "Buyer SEC Documents"), have been duly and timely filed by Buyer and as of their respective dates (or if amended prior to the date of this Agreement, then on the date of such last amendment) complied in all material respects with all requirements under the Exchange Act and the rules and regulations promulgated thereunder and contained no untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances in which they were made, not misleading and the financial statements of Buyer included in the Buyer SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of interim financial statements, as permitted by Forms 10-Q or 8-K of the SEC) consistently applied during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in all material respects, the financial position of Buyer as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of interim financial statements, to normal year-end adjustments, other adjustments discussed therein (if any) and lack of footnote disclosures). Buyer believes it is currently eligible under the Securities Act to use a Registration Statement on Form S-3 to register resales of its common stock.

         Section 6.9. UNDISCLOSED LIABILITIES. Except (i) to the extent disclosed in the Buyer SEC Documents and (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice, since March 31, 1999, neither Buyer nor any of its subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, individually or in the aggregate, a material adverse effect on Buyer and its subsidiaries, taken as a whole.

         Section 6.10. LITIGATION. Except as disclosed in the Buyer SEC Documents or in Schedule 6.4, no Action is pending or, to the knowledge of Buyer, threatened against Buyer or any of its subsidiaries or any of their respective officers, directors or employees (in their capacity as such) before any court, arbitration board or tribunal or administrative or other governmental agency, nor is Buyer aware of any such threatened Action, which either individually or in the aggregate, is reasonably likely to have a material adverse effect on Buyer and its subsidiaries, taken as a whole, or would prevent Buyer from consummating the transactions contemplated by this Agreement.

         Section 6.11. NO MISREPRESENTATION. To the knowledge of Buyer, the representations and warranties of Buyer contained in this Agreement, Schedule
6.4 and the certificates and other instruments delivered by Buyer pursuant hereto do not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not misleading.

                                   ARTICLE 7.

                        ACTIONS PRIOR TO THE CLOSING DATE

         Buyer and Seller covenant and agree to take the following actions between the date hereof and the Closing Date:

         Section 7.1. PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. Buyer and Seller shall, and Seller shall cause PDGNB and each Subsidiary to, refrain from taking any action that would render any representation or warranty contained in this Agreement inaccurate as of the Closing Date. Buyer and Seller shall promptly notify the other of any Action, investigation, or other proceeding, that shall be instituted or threatened against such party or, in the case of Seller, against PDGNB or any Subsidiary, to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.

         Section 7.2. APPROVALS. During the period prior to the Closing Date, Buyer and Seller shall, and Seller shall cause PDGNB and each Subsidiary to, act diligently and reasonably, and shall cooperate with each other, to secure any consents and approvals of any Governmental Body or other Person required to be obtained in order to effect the consummation of the transactions contemplated by this Agreement and preserve for the benefit of PDGNB and the Subsidiaries their rights under permits and agreements.

         Section 7.3. OPERATIONS PRIOR TO THE CLOSING DATE.


              (a) During the period prior to the Closing Date, Seller shall cause each Subsidiary to operate and carry on its operations only in the ordinary course and substantially as operated prior to the date hereof.

              (b) Notwithstanding Section 7.3(a), except as set forth in
Schedule 7.3(B), as expressly contemplated by this Agreement, or with the express prior consent of Buyer, Seller shall not take, and shall cause PDGNB and the Subsidiaries not to take, any of the actions set forth in Section 5.7(b); provided, however, notwithstanding anything to the contrary herein, Seller shall not make any capital expenditure in excess of Two Hundred and Fifty Thousand United States Dollars ($250,000) (other than those identified as being committed in the "Fiscal Year 2000 Open Sanction Summary" attached to Schedule 5.7(b)) without the prior written approval of Buyer.

         Section 7.4. ANTITRUST LAW COMPLIANCE. Buyer and Seller shall each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed under the HSR Act with respect to the transactions contemplated hereby and by the Coordinating Agreement, and Buyer and Seller shall bear the costs and expenses of their respective filings and shall pay their respective filing fees in connection therewith. Buyer and Seller shall use their respective reasonable best efforts to make such filings promptly (and in any event within three (3) business days) following the date hereof, to respond to any requests for additional information made by either of such agencies and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date. Each party warrants that all such filings by it will be, as of the date filed, true and accurate and in accordance with the requirements of the HSR Act and any rules and regulations promulgated thereunder. Buyer and Seller agree to make available to each other such information as each of them may reasonably request relative to the business, assets and property of either of them or of PDGNB or any Subsidiary as may be required of each of them to file any additional information requested by the above-referenced federal agencies under the HSR Act and any rules and regulations promulgated thereunder.

         Section 7.5. INTERCOMPANY AGREEMENTS. All of the Intercompany Agreements and intercompany accounts payable and receivable, except for those set forth on Schedule 7.5, shall be terminated or canceled at the Closing.

         Section 7.6. TAX SHARING AGREEMENT. All Tax Sharing, allocation or similar agreements with respect to or including PDGNB and the Subsidiaries shall be terminated as of the Closing. Upon termination, neither PDGNB nor any of the Subsidiaries shall be bound thereby or have any further liability thereunder and will be released from any claims thereunder.

         Section 7.7. NOTIFICATION OF CHANGES. Each of Seller and Buyer shall promptly notify the other of any event that causes any representation or warranty given by such party in Articles 4, 5 or 6 to become untrue.

         Section 7.8. GENERAL. Each of the parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth below).

         Section 7.9. PRESERVATION OF BUSINESS. Each of the parties shall, and Seller shall cause PDGNB and the Subsidiaries to, use reasonable best efforts to keep their businesses and properties substantially intact, including their present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees.

                                   ARTICLE 8.

                              CONDITIONS TO CLOSING

         Section 8.1. CONDITIONS TO THE OBLIGATIONS OF THE BUYER. The obligations of Buyer under this Agreement shall, at the option of Buyer, be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

              (a) No Misrepresentation or Breach of Covenants and Warranties. Seller shall have complied in all material respects with its covenants and agreements herein and in the

Coordinating Agreement; each of the representations and warranties of Seller (including those with respect to PDGNB and the Subsidiaries) contained in this Agreement and each of the Seller Ancillary Agreements shall be true and correct in all material respects on the Closing Date as though made on the Closing Date (except with respect to those representations and warranties that speak as to a particular date or time, which only need be true and correct as of such date or time), except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyer; and there shall have been delivered to Buyer a closing certificate in a form reasonably satisfactory to Buyer to such effect, dated the Closing Date, signed by the President or a Vice President of Seller.

              (b) Closing Documents. Buyer shall have received from Seller the agreements and closing documents contemplated by Section 3.2.

              (c) Necessary Approvals. Seller and Buyer shall have received all approvals and actions of or by all Governmental Bodies and any other Person which are necessary to consummate the transactions contemplated hereby and by the ROW Agreements and preserve for the benefit of PDGNB and the Subsidiaries their rights under the PDGNB Agreements which are material to the operation of the Business.

              (d) No Suit. No Action by any Governmental Body shall be pending or threatened questioning the legality of this Agreement or the consummation of the transactions contemplated hereby in whole or in part.

              (e) No Restraint. The waiting period under the HSR Act shall have expired or been terminated and no Court Order shall have been issued and be in effect which restrains or prohibits any material transaction contemplated hereby.

              (f) ROW Agreements. The transactions contemplated by the ROW Agreements shall have closed simultaneously with the Closing.

              (g) No Material Adverse Change. On the Closing Date, there shall not be a Material Adverse Effect.

              (h) Coordinating Agreement. All conditions to Buyer's obligations set forth in Sections 5.5, 5.6 and 5.7(a) of the Coordinating Agreement shall have been satisfied.

              (i) Standstill and Registration Rights. The parties shall have entered into a Standstill Agreement reasonably satisfactory to them substantially on the terms as set forth in Exhibit A hereto (the "Standstill Agreement") and a Registration Rights Agreement reasonably satisfactory to them substantially on the terms as set forth in Exhibit B hereto (the "Registration Rights Agreement").

              Notwithstanding the failure of any one or more of the foregoing conditions, Buyer may, at its option, proceed with the Closing without satisfaction, in whole or in part, of any one or more of such conditions and without written waiver; provided however, that in so proceeding with the Closing, and notwithstanding any other provision of this Agreement, Buyer shall be deemed to have waived any such failure and any rights or remedies it may have against Seller by reason of such failure.

         Section 8.2. CONDITIONS TO THE OBLIGATIONS OF SELLER. The obligations of Seller under this Agreement shall, at the option of Seller, be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

              (a) No Misrepresentation or Breach of Covenants and Warranties. Buyer shall have complied in all material respects with its covenants and agreements herein; each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on the Closing Date (except with respect to those representations and warranties that speak as to a particular date or time, which only need be true and correct as of such date or time), except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Seller; and there shall have been delivered to Seller a closing certificate in a form reasonably satisfactory to Seller to such effect, dated the Closing Date and signed by the President or a Vice President of Buyer.

              (b) Closing Documents. Seller shall have received from Buyer the agreements and closing documents contemplated by Section 3.3.

              (c) Payment of Purchase Price. Buyer shall have tendered payment of the cash portion of the Purchase Price.

              (d) Listing of Buyer Shares. The Buyer Shares shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

              (e) Necessary Approvals. Seller and Buyer shall have received all approvals and actions of or by all Governmental Bodies and any other Person which are necessary to consummate the transactions contemplated hereby and by the ROW Agreements and preserve for the benefit of Buyer its rights under agreements which are material to the operation of its businesses.

              (f) No Suit. No Action by any Governmental Body shall be pending or threatened questioning the legality of this Agreement or the consummation of the transactions contemplated hereby in whole or in part.

              (g) No Restraint. The waiting period under the HSR Act shall have expired or been terminated, and no Court Order shall have been issued and be in effect which restrains or prohibits any material transaction contemplated hereby.

              (h) ROW Agreements. The transactions contemplated by the ROW Agreements shall have closed simultaneously with the Closing.

              (i) Standstill and Registration Rights. The parties shall have entered into the Standstill Agreement and the Registration Rights Agreement.

              (j) No Material Adverse Change. On the Closing Date, there shall have been no event, occurrence or condition (other than as a result of general economic conditions or events affecting the automotive and industrial battery business as a whole) which has, or could reasonably be expected to have, a material adverse effect on the financial condition, assets, results or operations, businesses, or operations of Buyer taken as a whole.

              (k) Coordinating Agreement. All conditions to Seller's obligations set forth in Sections 5.5 and 5.7(b) of the Coordinating Agreement shall have been satisfied.

              Notwithstanding the failure of any one or more of the foregoing conditions, Seller may, at its option, proceed with the Closing without satisfaction, in whole or in part, of any one or more of such conditions and without written waiver; provided however, that in so proceeding with the Closing, and notwithstanding any other provision of this Agreement, Seller shall be deemed to have waived any such failure and any rights or remedies it may have against Buyer by reason of such failure.

                                   ARTICLE 9.

                                   TERMINATION

         Section 9.1. TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

              (a) by the mutual written consent of Buyer and Seller;

              (b) by Buyer or Seller if the Closing shall not have occurred on or before December 31, 2000 unless: (i) all conditions to Closing have previously been satisfied or waived, and (ii) the Closing has not then occurred solely because the date for Closing specified in Section 3.1 has not yet occurred and unless such failure to close is due primarily to the breach by the party seeking termination of its agreements, representations or warranties contained herein;

              (c) by Buyer in the event of any breaches in any material respect by Seller of Seller's agreements, covenants, representations or warranties contained herein, and which Seller has failed to remedy or cure within twenty one (21) days after receipt of notice from Buyer requesting that such breaches be remedied or cured;

              (d) by Seller in the event of any breaches in any material respect by Buyer of Buyer's agreements, covenants, representations or warranties contained herein, which Buyer has failed to remedy or cure within twenty one
(21) days after receipt of notice from Seller requesting that such breaches be remedied or cured; or

              (e) by Buyer or Seller if any court shall have issued a Court Order or if any Governmental Body shall have issued a decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

         Section 9.2. NOTICE OF TERMINATION. Any party desiring to terminate this Agreement pursuant to Section 9.1 shall give written notice of such termination to the other party to this Agreement.

         Section 9.3. EFFECT OF TERMINATION. In the event that this Agreement shall be terminated pursuant to this Article 9, all further obligations of the parties under this Agreement (other than Sections 12.2, 12.8, and 12.11 of this Agreement and Sections 5.2, 5.3 and 5.4 of the Coordinating Agreement) shall be terminated without further liability of any party to the other, provided that nothing herein shall relieve either party from liability for its willful breach of this Agreement.

                                   ARTICLE 10.

                              EXCLUSIVITY OF REMEDY

         Section 10.1. INDEMNIFICATION BY SELLER. Seller's sole and exclusive indemnification obligations under this Agreement are set forth in the Coordinating Agreement.

         Section 10.2. INDEMNIFICATION BY BUYER. Buyer's sole and exclusive indemnification obligations under this Agreement are set forth in the Coordinating Agreement.

         Section 10.3. EXCLUSIVITY OF REMEDY. With respect to any breach by either party of its representations, warranties, covenants, or agreements in this Agreement, the respective Buyer or Seller Ancillary Agreements, or the ROW Agreements and the transactions contemplated hereby and thereby, the sole and exclusive remedy of the other party (in contract, tort, for contribution, under Requirements of Law, or otherwise) shall be the indemnification provided in the Coordinating Agreement. In view of this exclusivity of remedy provision, Buyer and Seller covenant and agree for themselves and their respective Affiliates that they will not bring, maintain, join or prosecute any Action or other proceeding against the other or its Affiliates for breach of this Agreement or indemnity therefor except as provided in the Coordinating Agreement.

                                   ARTICLE 11.

                      ADDITIONAL AGREEMENTS OF THE PARTIES

         Section 11.1. TAXES.

              (a) Neither Buyer nor Seller shall request a Tax audit of PDGNB or the Subsidiaries and Buyer shall not, without the prior written consent of Seller, extend any statute of limitations with respect to PDGNB or Subsidiary Taxes arising prior to the Closing. Notwithstanding the provisions of Section
4.4 of the Coordinating Agreement, Seller shall have the sole right to control any Tax audit or administrative or court proceeding involving PDGNB or the Subsidiaries relating to periods ending at the time of or before the Closing for which indemnification may be claimed from Seller under the Coordinating Agreement, and to employ counsel of its choice at its expense, and neither Buyer nor any of its Affiliates may settle any Tax claim for any taxable year or period ending at or before the time of the Closing (or for the portion of any taxable year or period ending on the Closing) without the prior written consent of Seller, which consent may not be unreasonably withheld; provided that Seller shall not enter into any settlement of any Tax claim, if such settlement shall have adverse Tax consequences to Buyer, its subsidiaries or its Affiliates (other than an adverse Tax consequence to which Seller has a duty to indemnify Buyer pursuant to Section 4.1 of the Coordinating Agreement), without first obtaining written approval of such settlement agreement from PDGNB and Buyer.

              (b) For all taxable periods ending on or before the Closing Date, Seller shall cause PDGNB and the Subsidiaries to join in Seller's consolidated federal income tax return and in jurisdictions requiring separate reporting from Seller, to file separate company state and local income tax returns. All such Tax Returns shall be prepared and filed in a manner that is consistent with prior practice, except as required by a change in applicable law. Buyer shall have the right to review and comment on any such Tax Returns prepared by Seller. In the event of any disagreement between the Seller and Buyer with respect to any item on such Tax Returns, the Seller and Buyer shall work in good faith to promptly resolve such disagreement, and to the extent that the parties cannot resolve such disagreement, the disagreement shall be submitted to a mutually agreed third-party independent accountant for resolution, which resolution shall be binding on both Seller and Buyer. The costs of such dispute resolution shall be borne equally by both Seller and Buyer. Except to the extent reflected as a liability on the Final Closing Date Balance Sheet, Seller shall pay all Taxes that may be due after the Closing Date and are allocable to the period prior to and including the Closing Date. In order appropriately to apportion any of these Taxes relating to a period that includes (but that would not, but for this section, close on) the Closing Date, the parties hereto will, to the extent permitted by applicable law, elect with the relevant taxing authorities to treat for all purposes the Closing Date as the last day of a taxable period of PDGNB and the Subsidiaries, and such period shall be treated as a "SHORT PERIOD" and a "PRE-CLOSING PERIOD" for purposes of this Agreement; provided, that, the Buyer shall not consent to any such election to the extent such election would result in any material adverse Tax consequences to Buyer, its Affiliates, PDGNB or any of the Subsidiaries. In any case where applicable law does not permit the Closing Date to be treated as the last day of a Short Period, then for purposes of this Agreement, the portion of such Taxes that is attributable to the operations of PDGNB or any Subsidiary for the portion of such Tax Period beginning before and ending on and including the Closing Date (the "Interim Period"), shall be (i) in the case of Taxes that are not based on income or gross receipts, the total amount of such Taxes for the period in question multiplied by a fraction, the numerator of which is the number of days in the Interim Period, and the denominator of which is the total number of days in the entire period in question, and (ii) in the case of Taxes that are based on income or gross receipts, the Taxes that would be due with respect to the Interim Period, if such Interim Period were a Short Period. Buyer shall cause PDGNB and the Subsidiaries to furnish information to the Seller as reasonably requested by Seller to allow Seller to satisfy its obligations under this section in accordance with past custom and practice. Buyer shall cause PDGNB and the Subsidiaries to file income tax returns, or shall include PDGNB and the Subsidiaries in its combined or consolidated income tax returns, for all periods other than periods ending on or before the Closing Date. PDGNB and the Subsidiaries and Buyer shall consult and cooperate as to any elections to be made on returns of PDGNB and the Subsidiaries for periods ending on or before the Closing Date.

              (c) Except to the extent reflected as a liability on the Final Closing Date Balance Sheet, Seller shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the sale of Shares or the operations of PDGNB or any Subsidiary through the Closing Date and all Taxes attributable to the Interim Period described in Section 11.1(b). Buyer shall be liable for and shall pay: (i) subject to Section 4.1(a)(viii) of the Coordinating Agreement, all Taxes reflected as a liability on the Final Closing Date Balance Sheet; and (ii) all Taxes (whether assessed or unassessed) applicable to the operation of PDGNB or the Subsidiaries attributed to all periods beginning after the Closing Date.

              (d) Notwithstanding Section 11.1(c), any Tax attributable to the sale, transfer or delivery of the purchased Shares or the underlying assets of PDGNB or any Subsidiary shall be borne and paid by Seller. Buyer and Seller agree to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns with respect to, such Taxes.

              (e) After the Closing, Seller and Buyer shall (and shall cause their respective Affiliates to):

                  (i) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to PDGNB or the Subsidiaries and preserve the same until the expiration of any applicable statute of limitations or extensions thereof;

                  (ii) provide timely notices to the other in writing of any pending or threatened Tax audits or assessments relating to PDGNB or the Subsidiaries for taxable periods for which the other may have a liability under this Section 11.1;

                  (iii) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any taxable period for which the other may have liability under this Section; and

                  (iv) Buyer and Seller further agree, upon request, to use their reasonable best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, without limitation, with respect to the transactions contemplated thereby).

              (f) After the Closing, Buyer shall (and shall cause its Affiliates to) pay to Seller any refunds of or credits for Taxes (net of any Taxes owed resulting from such refund or credit) relating to PDGNB or the Subsidiaries for periods ending on or before the Closing Date, excluding any Tax refund realized as a result of the carryback of a post-Closing loss or credit, provided that no payment shall be due to Seller resulting from refunds reflected on the Final Closing Date Balance Sheet or otherwise taken into account in calculating the adjustment to the Purchase Price in the Coordinating Agreement.

              (g) Seller, at the request of Buyer, will join with Buyer to make an election under Code Section 338(h)(10) (and any corresponding provisions of state, local or foreign law) (collectively, a "SECTION 338(H)(10) ELECTION") with respect to the purchase and sale of the PDGNB and the Subsidiaries (each such entity for which a Section 338(h)(10) Election is made, an "ELECTION CORPORATION," and collectively, the "ELECTION CORPORATIONS"). Buyer will be responsible for preparing and timely filing any forms used to make a Section 338(h)(10) Election. Seller and its Affiliates shall sign on a timely basis all forms used to make a Section 338(h)(10) Election requiring its signature, which forms shall be provided to Seller at least 30 days prior to the required filing date. Promptly after the Closing Date, Seller shall provide to Buyer any information (including Tax elections made by or on behalf of PDGNB and the Subsidiaries) reasonably requested by the Buyer in connection with its filing of a Section 338(h)(10) Election. Within 60 days after the Closing Date, the purchase price, the Election Corporation's liabilities and other relevant items shall be allocated among the Election Corporation's assets as determined by Buyer and as reasonably acceptable to Seller, which allocation shall be binding upon Seller. The Buyer and Seller shall file any Tax Returns and any other governmental filings on a basis consistent with such allocation of fair market value.

              (h) If Buyer does not make a Section 338(h)(10) Election pursuant to Section 11.2(g) above, Seller intends to and Buyer agrees that, upon the sale of the Shares, Seller will make an election under Treasury Regulation Section 1.1502-20(g)(1) to retain all net operating loss carryovers and related alternative minimum tax carryovers attributable to PDGNB and Subsidiaries. Seller will prepare the election and provide Buyer with a copy of the election statement. Buyer agrees to attach a copy of the election statement to its tax return as required by Treasury Regulation

Section 1.1502-20(g)(4)(iii), to support Seller in its election to retain the losses of PDGNB and Subsidiaries.

              (i) The Tax Returns prepared by any party pursuant to Section 11.1 shall be prepared in a manner consistent with past returns and in compliance with applicable law. Notwithstanding any obligations or rights set forth in this
Section 11.1, Buyer shall retain any rights to indemnification as set forth in
Section 4.1 of the Coordinating Agreement.

         Section 11.2. PROCEEDS OF ENVIRONMENTAL REMEDIATION RIGHTS. Buyer shall, and shall cause PDGNB and the Subsidiaries to, promptly remit to Seller any and all proceeds received by Buyer, PDGNB, the Subsidiaries or any of their Affiliates after the Closing Date from insurance companies or the former owner of the assets of the Subsidiaries to the extent they represent reimbursement for environmental remediation occurring on or prior to the Closing Date. Nothing in this Agreement shall be deemed to transfer any rights whatsoever to Buyer with respect to any policies (or claims or proceeds from claims pursuant thereto), including but not limited to, any primary, excess or umbrella comprehensive or general liability policies, issued prior to Closing, to Pacific Chloride, Inc. or any predecessors or successors of that corporation.

         Section 11.3. EMPLOYEE BENEFIT PLAN REPORTS. Seller agrees to correct any failure to include an accountant's report (if required) with any of the Forms 5500 for the Seller's cafeteria plan for the most recent three plan years, and to bear all of the costs of such corrections, including penalties under ERISA.

         Section 11.4. INSURANCE MATTERS.

              (a) Seller agrees that with respect to any occurrence-based policies as to which PDGNB or any of the Subsidiaries are named insured or named as additional insured parties (the "INSURANCE POLICIES"), it shall fully cooperate with Buyer (at Buyer's expense) in taking all steps necessary to file and process any insurance claims for any claims made after the Closing Date that relate to any acts, events or occurrences prior to the Closing Date relating to the Business (the "INSURED CLAIMS") that are insured under such policies. To the extent that any proceeds relating to the Insured Claims are received by Seller or any of Seller's Affiliates, Seller agrees to pay over such proceeds promptly to Buyer.

              (b) Buyer agrees that it shall pay any retrospective premium charge or liability owed by Seller under the terms of such Insurance Policies (including amounts owed under premium audits), subject to the following conditions (i) Buyer shall only be obligated to pay such portion of a retrospective premium charge or liability to the extent it exclusively relates to the Business, (ii) Buyer shall have the right, upon reasonable request made to Seller, to audit any retrospective premium policies and charges thereunder, and to object to any proposed charge on the basis of such audit (in which case any dispute between Seller and Buyer (not including any dispute between Buyer and any insurer) shall be resolved by binding arbitration) and (iii) Buyer shall not be required to pay any retrospective charge or liability with respect to any Insurance Policies to the extent the overall maximum premium owed by all of the insured parties thereon has previously been paid.

              (c) Buyer acknowledges and agrees that none of Buyer, PDGNB or any Subsidiary will have, after the Closing Date, any rights under, and will not assert claims against, any insurance policies insuring or naming Pacific Chloride, Inc., or any of its predecessors or successors, as an insured or additional insured, nor will Buyer, PDGNB or any Subsidiary assert rights to any settlements of claims under such policies.

                                   ARTICLE 12.

                               GENERAL PROVISIONS

         Section 12.1. NOTICES. Any notice, request, instruction or other document to be given hereunder shall be in writing and: (a) delivered personally; (b) sent by Federal Express or other similarly reputable overnight courier; or (c) transmitted by facsimile, according to the instructions set forth below. Such notices shall be sent to the following addresses and/or facsimile numbers and shall be deemed given: (x) if delivered personally, at the time delivered; (y) if sent by Federal Express or other similarly reputable overnight courier, at the time sent, or (z) if transmitted by facsimile, at the time when receipt is confirmed by the sending facsimile machine.

         If to Seller, to:

         Pacific Dunlop Holdings (USA) Inc.
         6121 Lakeside Drive, Suite 200
         Reno, Nevada 89511
         United States of America
         Attention: President
         Facsimile: 702-824-4626

         with a copy to:

         Gardner, Carton & Douglas
         321 N. Clark Street
         Suite 3400
         Chicago, Illinois 60610
         United States of America
         Attention: Mr. Robert J. Wilczek
         Facsimile: 312-644-3381

         If to Buyer, to:

         Exide Corporation
         2901 Hubbard Road
         Ann Arbor, MI 48105
         Attention: General Counsel
         Facsimile: (734) 827-2575
         United States of America

         with a copy to:

         Kirkland & Ellis
         200 E. Randolph Drive
         Chicago, Illinois 60601
         Attention: Mr. Carter W. Emerson, P.C.
         Facsimile: 312-861-2200

or to such other address as such party may indicate by a notice delivered to the other parties hereto in accordance with the provisions of this Section 12.1.

         Section 12.2. CONFIDENTIAL INFORMATION. Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding any of the other parties during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents ("CONFIDENTIAL INFORMATION"), and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic Confidential Information which have been furnished in connection therewith. Confidential Information shall not be communicated to any third Person (other than the parties' respective counsel, accountants, financial advisors, or environmental consultants). No party shall use any Confidential Information in any manner whatsoever except solely for the purpose of evaluating the proposed transaction. Notwithstanding the foregoing, after the Closing, Buyer may use or disclose any Confidential Information related to PDGNB and the Subsidiaries. The Seller shall not at any time after the Closing disclose any Confidential Information relating to PDGNB or the Subsidiaries. The obligation of each party to treat Confidential Information in confidence shall not apply to any Confidential Information which (i) is or becomes available to such party from a source other than such party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) as to which such party reasonably deems disclosure necessary to obtain any of the consents or approvals contemplated hereby.

         Section 12.3. NO PUBLIC ANNOUNCEMENT. Neither Buyer nor Seller shall, without the approval of the other party, issue any press release or other public announcement concerning the transactions contemplated by this Agreement. Notwithstanding the foregoing, either party may issue a press release or other public announcement concerning the transactions contemplated by this Agreement to the extent that such party shall be so obligated by law, or to comply with accounting, Securities and Exchange Commission, New York Stock Exchange and Australian Stock Exchange disclosure obligations, provided that such party shall be obligated to give the other party prior notice of such press release or other public announcement if prior notice is commercially feasible.

         Section 12.4. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the Coordinating Agreement, and the Exhibits and Schedules referred to herein and therein and the Buyer Ancillary Agreements and the Seller Ancillary Agreements contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior written or oral agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

         Section 12.5. SUCCESSORS AND ASSIGNS.

              (a) The rights of each party under this Agreement and the Coordinating Agreement shall not be assignable without the written consent of the other party; provided, however, that no such assignment shall relieve the assigning party from any of its duties or obligations under this Agreement or the Coordinating Agreement.

              (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 12.5 any right, remedy, benefit or claim under or by reason of this Agreement.

         Section 12.6. INTERPRETATION.

              (a) Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth herein.

              (b) This Agreement and the Schedules and Exhibits hereto have been mutually prepared, negotiated and drafted by each of the parties hereto and thereto. The parties agree that the terms of this Agreement shall be construed and interpreted against each party in the same manner and that no such provisions shall be construed or interpreted more strictly against one party on the assumption that an instrument is to be construed more strictly against the party which drafted the agreement.

         Section 12.7. WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, pursuant to a written action by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. Subject to Sections 8.1 and 8.2, the failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         Section 12.8. EXPENSES. Subject to the provisions of the Coordinating Agreement, regardless of whether the transactions provided for in this Agreement are consummated, each party hereto will pay its own costs and expenses incident to the negotiation, preparation and performance of this Agreement, including the fees, expenses and disbursements of its counsel, financial advisors, and accountants. PDGNB and the Subsidiaries have not borne and will not bear any such costs or expenses.

         Section 12.9. PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

         Section 12.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of Seller and Buyer.

         Section 12.11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to any choice of laws provisions which may direct the application of the laws of another jurisdiction.

         Section 12.12. FURTHER ASSURANCES AND COOPERATION.

              (a) From and after the date of this Agreement, upon the request of either Seller or Buyer or any of their respective Affiliates, the other party and its Affiliates shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

              (b) After the Closing, on reasonable advance notice, Buyer shall cause PDGNB and the Subsidiaries to provide Seller, Seller's Affiliates, and any advisor retained by Seller or its Affiliates with reasonable access to the management and properties, and books, records, and documents (which were in existence on the Closing) of PDGNB and the Subsidiaries during normal business hours and in a manner which does not unreasonably interfere with the business of PDGNB and the Subsidiaries for any reasonable purpose including, but not limited to, the fulfillment of Seller's responsibilities under Section 4.1(a) of the Coordinating Agreement, the enforcement of Seller's and its Affiliates' rights under Article 2 of the Coordinating Agreement and clause (iii) of Section 4.2(a) of the Coordinating Agreement. As reasonably necessary, Seller, Seller's Affiliates, and any advisor retained by Seller or its Affiliates shall be entitled to make copies of such books, records, and documents at their expense. If Buyer shall desire at any time to dispose of any such books, records, or documents, Buyer shall, prior to such disposition, give Seller a reasonable opportunity to segregate and remove such books, records, and documents as Seller may select. The obligations of Buyer pursuant to this Section 12.12(b) shall survive the Closing indefinitely.

         Section 12.13. NO RELIANCE. The provisions of this Agreement are intended for the sole benefit of Buyer and Seller and shall not inure to the benefit of any other Person, other than successors and permitted assigns of Buyer and Seller, whether as third party or otherwise.

         Section 12.14. DISCLOSURE SCHEDULES. The Disclosure Schedules are hereby incorporated by reference into and made a part of this Agreement. The inclusion of any item in the Disclosure Schedules is intended to qualify the representations and warranties contained in this Agreement and to set forth other information required by this Agreement. Disclosure of information in any one of the Disclosure Schedules shall be deemed to be a disclosure with respect to every section of this Agreement, notwithstanding the presence or absence of a cross-reference to Disclosure Schedules under other Sections of this Agreement if the meaning of such disclosure in the context of such other section is reasonably ascertainable. Disclosure of information in the Disclosure Schedules shall not be deemed to be an admission by Seller that such information is material for purposes of this Agreement. Summaries or extracts of any documents, instruments, or other agreements contained in the Disclosure Schedules are for the convenience of reference only and are qualified in their entirety by reference to the applicable document, instrument or other agreement so summarized or extracted from.

         Section 12.15. NAME CHANGE. Prior to Closing, Seller shall have the right to change the name of PDGNB to eliminate the words "Pacific Dunlop."

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.


                                         SELLER:

                                         PACIFIC DUNLOP HOLDINGS (USA) INC.



                                         By: /s/   Stephen C. Geerling
                                            ------------------------------------
                                         Name:  Stephen C. Geerling
                                              ----------------------------------
                                         Title: Vice President-Finance
                                               ---------------------------------


                                         BUYER:

                                         EXIDE CORPORATION



                                         By: /s/ Robert A. Lutz
                                            ------------------------------------
                                         Name:  Robert A. Lutz
                                              ----------------------------------
                                         Title: Chairman, President & CEO
                                               ---------------------------------

                   SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

                                  Schedule 6.4


                              Absence of Conflicts


Buyer is a party to an Agreement Not to Compete dated June 10, 1991 with Yuasa Battery (America), Inc. ("Yuasa"). Yuasa may claim that the transactions contemplated in the Agreement and the Coordinating Agreement could violate such agreement, which claim Buyer would contest. Buyer will not claim that any of the conditions to closing in Section 8.1 are not satisfied because of such agreement or any claim with respect to such agreement other than as contemplated by
Section 8.1(e).

                                    Exhibit A



                              STANDSTILL AGREEMENT
                                SUMMARY OF TERMS


         1. Voting. Until the third anniversary of the Closing, Seller will vote its Buyer shares at all Buyer shareholder meetings in the same proportion as the vote by other Buyer shareholders.

         2. Standstill. Until the third anniversary of the Closing, Seller will not: acquire or state that it wishes to acquire or offer or agree to acquire, directly or indirectly, beneficial ownership of any Buyer securities; solicit, assist or encourage anyone to solicit consents or proxies to vote Buyer securities or otherwise seek to advise, assist, encourage or influence the voting of Buyer securities or proposals by its shareholders; make statements or proposals to Buyer's directors, officers, employees or representatives or publicly regarding any business combination, change in control, recapitalization or other extraordinary transaction involving Buyer or amendment of its charter or bylaws or encourage or assist anyone else to do so; form or participate in any "group" with respect to Buyer's shares; execute any written consent with respect to Buyer's shares; alone or in concert with others, seek, encourage, support or assist any effort to influence or control the management, Board, business, policies, affairs or actions of Buyer; or take any action which might require public announcement of any of the foregoing or disclose any intention inconsistent with the foregoing. The foregoing will not be deemed to have been breached by any representative of Seller or its Affiliates serving on the Board of Directors of Buyer.

         3. Transfer. Except for dispositions pursuant to Rule 144, until the third anniversary of the Closing, Seller will not directly or indirectly dispose of its Buyer shares without Buyer's prior written consent except in a registered broad-based public offering, pursuant to a tender or exchange offer approved by Buyer's Board, or to any person who would beneficially own less than 5% of Buyer's shares, provided that Seller shall first offer to sell any shares to Buyer. Buyer shall have 10 business days to accept any such offer from Seller and 20 business days from the date of the offer to close any purchase pursuant to the offer.

                                    Exhibit B



                          REGISTRATION RIGHTS AGREEMENT
                                SUMMARY OF TERMS


         1. Demand Registrations. So long as Seller beneficially owns more than 5% of Buyers' outstanding shares, Seller can require Buyer to use reasonable efforts to cause such shares (but no less than 2% of outstanding Buyer shares) to be registered under the Securities Act of 1933 for sale in an underwritten public offering. Seller may have two such demand registrations.

         2. Underwriters. Seller may select the lead underwriters for any demand offering, but they must be reasonably satisfactory to Buyer.

         3. Deferral. Buyer may defer any demand registration for up to 180 days if Buyer's Board determines it would be detrimental to Buyer or it would be within six months after any underwritten equity offering by Buyer.

         4. Piggyback Rights. Seller may include its Buyer shares (but initially no less than 2% of the outstanding Buyer shares) in Buyer's registration of its shares (if on an appropriate form), provided that in the first such offering in which Seller wishes to participate Buyer's own shares will be sold first if the lead underwriters advise that including all shares otherwise to be sold would adversely affect the offering and thereafter any such underwriter cutback will be proportionate.

         5. Expenses. Buyer will pay all of its expenses in complying with the above, except for registration fees, underwriting commission and transfer taxes relating to Seller's Buyer shares, which will be borne by Seller.

         6. Indemnification. Seller's indemnification obligation shall be limited to information provided by it for inclusion in a registration statement and Buyer's indemnification of Seller shall cover all other information.